                                                                   EXHIBIT 10.1

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 1, 1998

                                  by and among

                         CAPTEC NET LEASE REALTY, INC.,
                                                as Borrower

                    THE FINANCIAL INSTITUTIONS PARTY HERETO
                  AND THEIR ASSIGNEES UNDER SECTION 13.5.(a),
                                                as Lenders

                                      and

                           FIRST UNION NATIONAL BANK,
                                                as Agent

                               TABLE OF CONTENTS*

Article I. Definitions.....................................................................................1

        Section 1.1.  Definitions..........................................................................1
        Section 1.2.  General; References to Times.........................................................21
        Section 1.3.  Treatment of Financial Attributes of Unconsolidated
                Affiliates; Short Reporting Periods........................................................21

Article II. Credit Facility................................................................................21

        Section 2.1.  Amount of Existing Indebtedness; Agreement to Restructure............................21
        Section 2.2.  Revolving Loans......................................................................22
        Section 2.3.  Rates and Payment of Interest on Loans...............................................23
        Section 2.4.  Number of Interest Periods...........................................................23
        Section 2.5.  Repayment of Loans...................................................................23
        Section 2.6.  Prepayments..........................................................................24
        Section 2.7.  Continuation.........................................................................25
        Section 2.8.  Conversion...........................................................................25
        Section 2.9.  Notes................................................................................26
        Section 2.10. Voluntary Reductions of the Revolving Commitments....................................26
        Section 2.11. Extension of Termination Date........................................................27

Article III. Payments, Fees and Other General Provisions...................................................28

        Section 3.1.  Payments.............................................................................28
        Section 3.2.  Pro Rata Treatment...................................................................28
        Section 3.3.  Sharing of Payments, Etc.............................................................29
        Section 3.4.  Several Obligations..................................................................30
        Section 3.5.  Minimum Amounts......................................................................30
        Section 3.6.  Fees.................................................................................30
        Section 3.7.  Computations.........................................................................31
        Section 3.8.  Usury................................................................................31
        Section 3.9.  Agreement Regarding Interest and Charges.............................................31
        Section 3.10. Statements of Account................................................................31
        Section 3.11. Defaulting Lenders...................................................................32
        Section 3.12. Taxes................................................................................33

Article IV.  Collateral Pool Properties....................................................................34

        Section 4.1.  Admission of Collateral Pool Properties..............................................34
        Section 4.2.  Release of Collateral Pool Property..................................................37

Article V. Yield Protection, Etc...........................................................................38

        Section 5.1.  Additional Costs; Capital Adequacy...................................................38
        Section 5.2.  Suspension of LIBOR Loans............................................................39
        Section 5.3.  Illegality...........................................................................39
        Section 5.4.  Compensation.........................................................................40

--------------------
* This Table of Contents is not part of the Credit Agreement and is provided as a convenience only.

        Section 5.5.  Treatment of Affected Loans..........................................................40
        Section 5.6.  Change of Lending Office.............................................................41
        Section 5.7.  Treatment of Affected Lenders........................................................41
        Section 5.8.  Assumptions Concerning Funding of LIBOR Loans........................................41

Article VI. Conditions Precedent...........................................................................42

        Section 6.1.  Initial Conditions Precedent.........................................................42
        Section 6.2.  Conditions Precedent to All Loans....................................................44
        Section 6.3.  Conditions as Covenants..............................................................44

Article VII. Representations and Warranties................................................................45

        Section 7.1.  Representations and Warranties.......................................................45
        Section 7.2.  Survival of Representations and Warranties, Etc......................................51

Article VIII. Affirmative Covenants........................................................................51

        Section 8.1.  Preservation of Existence and Similar Matters........................................51
        Section 8.2.  Compliance with Applicable Law and Material Contracts................................51
        Section 8.3.  Maintenance of Property..............................................................52
        Section 8.4.  Conduct of Business..................................................................52
        Section 8.5.  Insurance............................................................................52
        Section 8.6.  Payment of Taxes and Claims..........................................................52
        Section 8.7.  Visits and Inspections...............................................................53
        Section 8.8.  Use of Proceeds......................................................................53
        Section 8.9.  Environmental Matters................................................................54
        Section 8.10.  Books and Records...................................................................54
        Section 8.11.  REIT Status.........................................................................54
        Section 8.12.  ERISA Exemptions....................................................................54
        Section 8.13.  Exchange Listing....................................................................54
        Section 8.14.  Advisor.............................................................................54
        Section 8.15.  Further Assurances..................................................................55

Article IX. Information....................................................................................55

        Section 9.1.  Quarterly Financial Statements.......................................................55
        Section 9.2.  Year-End Statements..................................................................55
        Section 9.3.  Compliance Certificate...............................................................56
        Section 9.4.  Other Information....................................................................56

Article X. Negative Covenants..............................................................................59

        Section 10.1.  Financial Covenants.................................................................59
        Section 10.2.  Development/Acquisition Limitations.................................................60
        Section 10.3.  Indebtedness........................................................................61
        Section 10.4.  Contingent Obligations..............................................................61
        Section 10.5.  Investments.........................................................................62
        Section 10.6.  Liens; Agreements Regarding Liens; Other Matters....................................63
        Section 10.7.  Restricted Payments.................................................................63

        Section 10.8.  Merger, Consolidation, Sales of Assets and Other
                Arrangements...............................................................................64
        Section 10.9.  Dispositions of Assets..............................................................64
        Section 10.10.  Fiscal Year........................................................................65
        Section 10.11.  Modifications to Material Contracts................................................65
        Section 10.12.  Transactions with Affiliates.......................................................65
        Section 10.13.  Distributions of Income to the Borrower............................................65

Article XI. Default........................................................................................66

        Section 11.1.  Events of Default...................................................................66
        Section 11.2.  Remedies Upon Event of Default......................................................69
        Section 11.3.  Remedies Upon Default...............................................................70
        Section 11.4.  Allocation of Proceeds..............................................................70
        Section 11.5.  Performance by Agent................................................................70
        Section 11.6.  Rights Cumulative...................................................................71
        Section 11.7.  Recission of Acceleration by Requisite Lenders......................................71

Article XII. The Agent.....................................................................................71

        Section 12.1.  Authorization and Action............................................................71
        Section 12.2.  Agent's Reliance, Etc...............................................................72
        Section 12.3.  Notice of Defaults..................................................................73
        Section 12.4.  First Union as Lender...............................................................73
        Section 12.5.  Approvals of Lenders................................................................73
        Section 12.6.  Lender Credit Decision, Etc.........................................................73
        Section 12.7.  Indemnification of Agent............................................................74
        Section 12.8.  Collateral Matters..................................................................75
        Section 12.9.  Successor Agent.....................................................................76

Article XIII. Miscellaneous................................................................................76

        Section 13.1.  Notices.............................................................................76
        Section 13.2.  Expenses............................................................................77
        Section 13.3.  Setoff..............................................................................78
        Section 13.4.  Waiver of Jury Trial; Arbitration...................................................78
        Section 13.5.  Successors and Assigns..............................................................80
        Section 13.6.  Amendments..........................................................................82
        Section 13.7.  Nonliability of Agent and Lenders...................................................83
        Section 13.8.  Confidentiality.....................................................................83
        Section 13.9.  Indemnification.....................................................................84
        Section 13.10.  Termination; Survival..............................................................86
        Section 13.11.  Severability of Provisions.........................................................86
        Section 13.12.  GOVERNING LAW......................................................................86
        Section 13.13.  Counterparts.......................................................................86
        Section 13.14.  Limitation of Liability............................................................86
        Section 13.15.  Entire Agreement...................................................................87
        Section 13.16.  Construction.......................................................................87

        SECTION 13.17.  NO NOVATION; EFFECT OF AMENDMENT AND
                RESTATEMENT................................................................................87
        Section 13.18.  Release............................................................................87

SCHEDULE 4.1         Collateral Pool Properties
SCHEDULE 7.1.(b)     Ownership Structure
SCHEDULE 7.1.(f)     Title to Properties; Liens
SCHEDULE 7.1.(g)     Existing Indebtedness
SCHEDULE 7.1.(h)     Material Contracts
SCHEDULE 7.1.(i)     Litigation
SCHEDULE 10.4.       Existing Contingent Obligations
SCHEDULE 10.5.       Investments
SCHEDULE 10.12.      Transactions With Affiliates

EXHIBIT A  Form of Assignment and Acceptance Agreement
EXHIBIT B  Form of Lease
EXHIBIT C  Form of Notice of Borrowing
EXHIBIT D  Form of Notice of Continuation
EXHIBIT E  Form of Notice of Conversion
EXHIBIT F  Form of Revolving Note
EXHIBIT G  Form of Term Note
EXHIBIT H  Form of Opinion of Counsel
EXHIBIT I  Form of Compliance Certificate
EXHIBIT J  Form of Guaranty
EXHIBIT K  Form of Security Deed

       THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 1, 1998 by and among CAPTEC NET LEASE REALTY, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(d), and FIRST UNION NATIONAL BANK, as Agent.

       WHEREAS, the Agent and the Lenders made available to the Borrower a $175,000,000 revolving credit facility on the terms and conditions contained in that certain Amended and Restated Credit Agreement dated as of February 26, 1998 (the "Existing Credit Agreement"), by and among the Borrower, the Lenders and the Agent;

       WHEREAS, the Borrower, the Lenders and the Agent desire to amend and restate the terms of the Existing Credit Agreement, among other things, to decrease the total amount of credit available thereunder to $125,000,000, to separate such credit into a $75,000,000 revolving credit facility and a $50,000,000 term loan facility, and for other purposes, all pursuant to the terms and conditions hereof.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

                             ARTICLE I. DEFINITIONS

SECTION 1.1.  DEFINITIONS.

       In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

       "ACCESSION AGREEMENT" means an Accession Agreement substantially in the form of Annex I to the Guaranty.

       "ADDITIONAL COSTS" has the meaning given that term in Section 5.1.

       "ADJUSTED EBITDA" means, for any period, EBITDA for such period excluding all straight line rent leveling adjustments (reported in the consolidated financial statements of the Borrower and its Subsidiaries for purposes of GAAP).

       "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America).

       "AFFILIATE" means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding ten percent (10.0%) or more of any equity interest in the Borrower; or (c) ten percent (10.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person.

       "AGENT" means First Union National Bank, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

       "AGREEMENT DATE" means the date as of which this Agreement is dated.

       "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

       "APPLICABLE MARGIN" means:

       (a) during any period for which the Borrower has not received an Investment Grade Rating from both Rating Agencies, the percentage rate set forth below corresponding to the ratio of Total Liabilities to Gross Asset Value as determined in accordance with Section 10.1.(c) in effect at such time:

       -----------------------------------------------------------------------------------------------------------
                     RATIO OF TOTAL LIABILITIES TO GROSS            APPLICABLE MARGIN       APPLICABLE MARGIN
          LEVEL                 ASSET VALUE                          FOR LIBOR LOANS       FOR BASE RATE LOANS
       -----------------------------------------------------------------------------------------------------------
            4       Less than 0.60 to 1.00 but greater than or
                       equal to 0.50 to 1.00                                1.75%                0.25%
       -----------------------------------------------------------------------------------------------------------
            3       Less than 0.50 to 1.00 but greater than
                       0.40 to 1.00                                         1.50%                0.00%
       -----------------------------------------------------------------------------------------------------------
            2       Less than or equal to 0.40 to 1.00 but
                       greater than 0.250 to 1.00                           1.40%                0.00%
       -----------------------------------------------------------------------------------------------------------
            1       Less than or equal to 0.250 to 1.00                     1.25%                0.00%
       -----------------------------------------------------------------------------------------------------------

The Applicable Margin shall be determined by the Agent on a quarterly basis, commencing with the fiscal quarter ending on December 31, 1998, based on the ratio of Total Liabilities to Gross Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin shall be effective as of the date 45 days following the end of the last day of the fiscal period covered by the applicable Compliance Certificate. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Agent first determines the Applicable Margin as set forth above, the Applicable Margin shall equal 1.75%. Thereafter, the Applicable Margin shall be adjusted from time to time as set forth above; or

       (b) during any period for which the Borrower has received an Investment Grade Rating from both Rating Agencies, the percentage per annum determined, at any time, based on the range into which the Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in the Borrower's Credit Rating which would cause it to move to a different level in the table shall effect a change in the Applicable Margin on the Business Day immediately following the date on which such change occurs. During any period that the Borrower has received Credit Ratings that are not equivalent, (i) if such Credit Ratings differ by only one level, the Applicable Margin shall be determined by the lower of such two Credit Ratings and (ii) otherwise the Applicable Margin shall equal the average of the Applicable Margins as determined in accordance each such Credit Rating.

           -------------------------------------------------------------------------------------------------------
                                   BORROWER'S CREDIT RATING       APPLICABLE MARGIN        APPLICABLE MARGIN
               LEVEL                     (S&P/MOODY'S)             FOR LIBOR LOANS        FOR BASE RATE LOANS
           -------------------------------------------------------------------------------------------------------
                 1        BBB+/Baa1 (or higher)                           0.80%                   0.00%
           -------------------------------------------------------------------------------------------------------
                 2        BBB/Baa2                                        0.95%                   0.00%
           -------------------------------------------------------------------------------------------------------
                 3        BBB-/Baa3                                       1.10%                   0.00%
           -------------------------------------------------------------------------------------------------------

       "ASSIGNEE" has the meaning given that term in Section 13.5.(d).

       "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

       "ASSIGNMENT OF LEASES AND RENTS" means any Assignment of Leases and Rents executed by the Borrower or a Subsidiary in favor of the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent. An Assignment of Leases and Rents may be included in a Security Deed.

       "BANKRUPTCY PROCEEDING" means a case, proceeding or condition of the types described in Sections 11.1.(f) or (g).

       "BASE RATE" means the per annum rate of interest equal to the greater of
(a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Agent or any Lender on any extension of credit to any debtor.

       "BASE RATE LOAN" means a Loan bearing interest at a rate based on the Base Rate.

       "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

       "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and assigns.

       "BOSTON CHICKEN PROPERTY" means a Real Property Asset of which Boston Chicken, Inc., any of its subsidiaries, or any of their successors, transferees or assigns, is either the franchisor or licensor of the Concept applicable to, or the tenant under the lease of, such Real Property Asset.

       "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

       "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness is the capitalized amount of such obligations determined in accordance with GAAP.

       "CAPITALIZED NET LEASE REVENUES" means (a) the aggregate amount of Net Lease Revenues for the fiscal quarter most recently ended for all Real Property Assets that satisfied the requirements contained in the following sentence at all times during such fiscal quarter times (b) 4 divided by (c) 10.3%. For the Net Lease Revenues of a Real Property Asset to be included when determining Capitalized Net Lease Revenues, such Real Property Asset must satisfy the requirement in each clause of the definition of Eligible Property except that:
(i) clauses (b), (c) and (h) of such definition need not be satisfied; (ii) notwithstanding clause (g) of such definition, such Real Property Asset need not be occupied so long as all payments of rent under the applicable lease remain current and the tenant's obligations under such lease are guarantied in full by a corporate affiliate of such tenant; and (iii) notwithstanding clause (a) of such definition, the Borrower or a Subsidiary, as applicable, may hold a leasehold estate in such Real Property Asset pursuant to a ground lease having a remaining term of duration equal to or greater than the remaining term of the lease by the Borrower or such Subsidiary to the tenant. In addition, if the franchisor or licensor of a Concept applicable to, or the tenant under the lease of, a Real Property Asset otherwise eligible hereunder is the subject of a Bankruptcy Proceeding, then the Net Lease Revenues attributable to such Real Property Asset shall be excluded in their entirety for purposes of determining Capitalized Net Lease Revenues; provided, however, 50% of the Net Lease Revenues attributable to such Real Property Asset shall be included in the aggregate amount of Net Lease Revenues for purposes of determining Capitalized Net Lease Revenues if (x) such Real Property Asset is occupied by the tenant and is in operation and (y) if the tenant is the subject of such Bankruptcy Proceeding, the tenant has not rejected the lease pursuant to 11 U.S.C. Section 365 or any similar provision of Applicable Law. Notwithstanding the foregoing, not more than (A) 10% of the amount Capitalized Net Lease Revenues can be attributable to Real Property Assets of the type referred to in the preceding clause (iii) at any time and (B) 5% of the amount Capitalized Net Lease Revenues can be attributable to Real Property Assets of the type referred to in the immediately preceding sentence (other than Boston Chicken Properties) at any time. Notwithstanding the foregoing, the amount of Capitalized Net Lease Revenues attributable to a Boston Chicken Property shall be deemed to be equal to 35% of the Borrower's cost basis of such Boston Chicken Property but any Boston Chicken Property that has been closed for twelve or more consecutive months shall be excluded from determinations of Capitalized Net Lease Revenues.

       "CAPTEC ADVISORS" means Captec Net Lease Realty Advisors, Inc., a Delaware corporation.

       "CASH AVAILABLE FOR DISTRIBUTION" means, for the Borrower and its Subsidiaries and with respect to a given period, Funds From Operations for such period excluding all straight line rent leveling adjustments (reported in the consolidated financial statements of the Borrower and its Subsidiaries for purposes of GAAP) minus non-incremental revenue generating Capital Expenditures for such period.

       "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or at least P-2 or the equivalent by Moody's Investors Services, Inc. ("Moody's"); (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

       "COLLATERAL" means any real or personal property directly or indirectly securing any of the Obligations and includes all "Collateral" as defined in each Security Deed and all other property subject to a Lien created by any Loan Document.

       "COLLATERAL POOL CERTIFICATE" means a report, certified by the chief financial officer of the Borrower, setting forth the calculations required to establish the Collateral Pool Value as of a specified date, all in form and detail reasonably satisfactory to the Agent.

       "COLLATERAL POOL PROPERTIES" means those Eligible Properties (a) that have been approved pursuant to Article IV. for inclusion when calculating the Maximum Loan Availability and (b) in which the Agent holds a valid and perfected first priority Lien for the benefit of the Lenders. If at any time a Real Property Asset that has been deemed to be a Collateral Pool Property shall cease to be an Eligible Property, or the Agent shall cease to hold such a Lien for any reason (other than the failure of the Agent to take any action within its control), then such Real Property Asset shall also cease to be a Collateral Pool Property.

       "COLLATERAL POOL VALUE" means, at any time, the sum of (a)(i) the aggregate amount of Net Lease Revenues for the fiscal quarter most recently ended for all Collateral Pool Properties times (ii) 4 divided by (iii) 10.3% plus (b) the book value of all construction in progress as reported in the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered under Section 9.1. or 9.2. or otherwise delivered to the Agent and the Lenders. Notwithstanding the foregoing, not more than 20% of the Collateral Pool Value can be attributable to Eligible Properties owned by Wholly Owned Subsidiaries. If the franchisor or licensor of a Concept applicable to, or the tenant under the lease of, a Real Property Asset otherwise eligible hereunder is the subject of a Bankruptcy Proceeding, then the Net Lease Revenues attributable to such Real Property Asset shall be excluded in their entirety for purposes of determining Collateral Pool Value; provided, however, 50% of the Net Lease Revenues attributable to such Real Property Asset shall be included in the aggregate amount of Net Lease Revenues for purposes of determining Collateral Pool Value if (x) such Real Property Asset is occupied by the tenant and is in operation and (y) if the tenant is the subject of such Bankruptcy Proceeding, the tenant has not rejected the lease pursuant to 11 U.S.C. Section 365 or any similar provision of Applicable Law. Notwithstanding the foregoing, not more than 5% of the amount Collateral Pool Value can be attributable to Real Property Assets of the type referred to in the immediately preceding sentence (other than Boston Chicken Properties) at any time. Notwithstanding the foregoing, the amount of the Collateral Pool Value attributable to a Boston Chicken Property shall be deemed to be equal to 35% of the Borrower's cost basis of such Boston Chicken Property but any Boston Chicken Property that has been closed for twelve or more consecutive months shall be excluded from determinations of Collateral Pool Value.

       "COMMITMENT" means, as to each Lender, such Lender's Revolving Commitment and its Term Loan Commitment.

       "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Revolving Commitment to (b) the sum of (i) the aggregate amount of the Revolving Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

       "COMPLIANCE CERTIFICATE" has the meaning given such term in Section 9.3.

       "CONCEPT" refers to any distinctive system for establishing and operating restaurants, retail stores or other businesses which is the subject of a license or franchise from a Person. Not in limitation of the foregoing, and by way of example only, such systems would include "Boston Markets," "Blockbuster Video/Music," "Golden Corral" and "Burger King."

       "CONTINGENT OBLIGATION" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such Person of the obligation of another,
(ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and
(iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.

       "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.7.

       "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.8.

       "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan and(b) the Conversion of a Loan.

       "CREDIT RATING" means the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of the Borrower.

       "DEBT ISSUANCE" means any incurring by a Person of Indebtedness (other than Indebtedness of the type described in clause (d) of the definition of such term), whether as a result of the borrowing of money, the issuance of promissory notes or other debt securities, or otherwise.

       "DEFAULT" means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

       "DEFAULTING LENDER" has the meaning set forth in Section 3.11.

       "DOLLARS" or "$" means the lawful currency of the United States of America.

       "EBITDA" means, for any period and without duplication, net earnings
(loss) of the Borrower and its Subsidiaries determined on a consolidated basis for such period (excluding equity in net earnings or net loss of Unconsolidated Affiliates) plus the sum of the following amounts (but only to the extent included in determining net income (loss) for such period): (a) depreciation and amortization expense for such period plus (b) Interest Expense for such period plus (c) income tax expense in respect of such period minus (d) extraordinary gains and gains from sales of assets for such period plus (d) extraordinary losses and losses from sales of assets for such period.

       "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled.

       "ELIGIBLE ASSIGNEE" means any Person who is: (i) currently a Lender; (ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another rating agency of national reputation and reasonably acceptable to the Agent. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing under
Section 11.1.(a) or (b), or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 11.2.(a), the term "Eligible Assignee" shall mean any Person that is not an individual.

       "ELIGIBLE PROPERTY" means a Real Property Asset which satisfies all of the following requirements as reasonably determined by the Agent: (a) such Real Property Asset is owned in fee simple by only the Borrower or a Wholly Owned Subsidiary or, solely in the case of the four Real Property Assets currently subleased by the Borrower to Sterling Jewelers, Inc. and operating under the "Jared Jewelers" Concept, the Borrower holds a leasehold estate in such Real Property Asset pursuant to a ground lease having a remaining term of duration equal to or greater than the remaining term of the lease by the Borrower or such Subsidiary to the tenant; (b) neither such Real Property Asset nor any interest of the Borrower or such Wholly Owned Subsidiary therein, is subject to any Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof, or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness of the Borrower; (c) if such Real Property Asset is owned by a Wholly Owned Subsidiary, none of the Borrower's direct or indirect ownership interest in such Wholly Owned Subsidiary is subject to any Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof, or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness of the Borrower or such Wholly Owned Subsidiary; (d) such Real Property Asset is free of all structural defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Real Property Asset; (e) such Real Property Asset has been fully developed, or is in the process of being constructed, for use as a restaurant or other retail establishment; (f) such Real Property Asset has been leased to a tenant pursuant to an executed lease (i) in the case of a Real Property Asset developed or being developed for use as a restaurant, substantially in the form of Exhibit B or such other form of lease as may be reasonably acceptable to the Agent or (ii) in the case of a Real Property Asset developed or being developed for use as a retail establishment and the lease of which, together with all other leases between the applicable lessee and the Borrower or any Subsidiary, will account for more than 5.0% of the total revenues of the Borrower and its Subsidiaries determined on a consolidated basis, in form reasonably acceptable to the Agent;
(g) such Real Property Asset is occupied by such tenant and is in operation; (h) the remaining term of such lease is at least one year; and (i) such tenant is not in monetary or other material default (beyond any applicable cure period) under such lease or any other lease between such tenant and the Borrower or any Subsidiary (any such other lease a "Related Lease"). Notwithstanding the preceding clause (i), a Real Property Asset leased to a Qualified Lessee shall not be excluded as an Eligible Property solely because a monetary or other material default exists under a Related Lease unless the Borrower has failed to deliver to the Agent within 60 days of the occurrence of such default evidence reasonably satisfactory to the Agent that such default has been cured or waived.

       "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C.
Section 7401 et seq; Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

       "EQUITY ISSUANCE" means any issuance or sale by a Person of its capital stock or other similar equity security, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity security.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

       "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

       "EVENT OF DEFAULT" means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

       "EXTENSION REQUEST" has the meaning given that term in Section 2.11.

       "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

       "FEES" means the fees and commissions provided for or referred to in
Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document, or otherwise payable by the Borrower to the Agent or any Lender in connection with the transactions relating to this Agreement.

       "FIRST UNION" means First Union National Bank and its successors and assigns.

       "FIXED CHARGES" means, for any period, the sum of (a) Total Debt Service for such period plus (b) all Capital Expenditures made by the Borrower and its Subsidiaries during such period plus (c) all Restricted Payments paid or accrued during such period in respect of any Preferred Stock issued by the Borrower or any Subsidiary.

       "FLOATING RATE DEBT" means any Indebtedness of the Borrower or any Subsidiary which (a) bears interest at a fluctuating interest rate or (y) bears interest at a fixed rate and has a remaining maturity of less than one year. The term "Floating Rate Debt" shall not include any Indebtedness which by its terms bears interest at a fluctuating rate, but in respect of which the Borrower or such Subsidiary, as applicable, has obtained an Interest Rate Agreement which effectively causes such fluctuating rate to become a fixed rate less than or equal to a fixed interest rate which could be obtained by borrowers of comparable creditworthiness as the Borrower on Indebtedness of comparable duration and principal amount.

       "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction other than the United States of America.

       "FUNDS FROM OPERATIONS" means, for a given period, (a) net income of the Borrower and its Subsidiaries determined on a consolidated basis for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period plus (c) real estate related depreciation and amortization for such period.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as in effect on the Agreement Date.

       "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

       "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

       "GROSS ASSET VALUE" means, at a given time, the sum of (a) Capitalized Net Lease Revenues, plus (b) all of cash and cash equivalents of the Borrower and its Subsidiaries at such time (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way (excluding restrictions in the nature of early withdrawal penalties)), plus (c) the book value of all construction in progress as reported in the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered under
Section 9.1. or 9.2. or otherwise delivered to the Agent and the Lenders, plus
(d) the book value of all loans held by the Borrower and its Subsidiaries as reported in the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered under Section 9.1. or 9.2. or otherwise delivered to the Agent and the Lenders. For purposes of determining the Gross Asset Value, (i) not more than 10% of the aggregate Gross Asset Value shall be attributable to assets of the type described in the preceding clause (c) and (ii) not more than 5% of the aggregate Gross Asset Value shall be attributable to assets of the type described in the preceding clause (d).

       "GUARANTOR" means any Subsidiary that is a party to the Guaranty.

       "GUARANTY" means the Guaranty to which various Subsidiaries of the Borrower are from time to time parties and substantially in the form of Exhibit J.

       "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or

(e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

       "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Indebtedness of other Persons which (i) such Person has guaranteed or is otherwise recourse to such Person or
(ii) is secured by a Lien on any property of such Person.

       "INTELLECTUAL PROPERTY" has the meaning given that term in Section
7.1.(s).

       "INTEREST EXPENSE" means, for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of the Borrower and its Subsidiaries determined on a consolidated basis and in any event shall include all interest expense with respect to any Indebtedness in respect of which the Borrower or any Subsidiary is wholly or partially liable.

       "INTEREST PERIOD" means, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (c) notwithstanding the immediately preceding clause (a), no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

       "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having an Investment Grade Rating for the purpose of protecting against fluctuations in interest rates.

       "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

       "INVESTMENT" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person; (c) any guaranty of the Indebtedness of any other Person; and
(d) any commitment or option to make an Investment in any other Person.

       "INVESTMENT GRADE RATING" means a Credit Rating of BBB- or higher by S&P or Baa3 or higher by Moody's.

       "LENDER" means each financial institution from time to time party hereto as a "Lender", together with its respective successors and assigns.

       "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

       "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

       "LIBOR LOANS" means Loans bearing interest at a rate based on LIBOR.

       "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge, ground lease or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

       "LOAN" means a Revolving Loan or a Term Loan.

       "LOAN DOCUMENT" means this Agreement, each Note, the Guaranty, each Security Deed, each Assignment of Leases and Rents and each other document or instrument now or hereafter executed and delivered by the Borrower in connection with, pursuant to or relating to this Agreement.

       "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, properties, condition (financial or otherwise), results of operations or performance of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders and the Agent under any of such Loan Documents.

       "MATERIAL CONTRACT" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

       "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

       "MAXIMUM LOAN AVAILABILITY" means, at any time, the lesser of (a) an amount equal to the Collateral Pool Value multiplied by (i) 0.6 at all times prior to June 30, 2000 and (ii) 0.55 on and after such date and (b) the aggregate amount of the Commitments at such time.

       "MOODY'S" means Moody's Investors Services, Inc.

       "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

       "NET LEASE REVENUES" means, with respect to a Real Property Asset for a given period, (a) the aggregate amount of cash lease payments required to be paid in the ordinary course to the Borrower or a Subsidiary during such period under, and in accordance with the express terms of, a lease of such Real Property Asset (excluding pre-paid rent and security deposits) minus (b) all expenses, if any, paid during such period by the Borrower or any Subsidiary related to the ownership, operation or maintenance of such Real Property Asset. When determining aggregate Net Lease Revenues of the Borrower and its Subsidiaries for a given period, the entire pro forma amount of Net Lease Revenues of any Real Property Asset acquired (disposed of) during such period, as if the Real Property Asset was acquired (disposed of) on first day of such period and the applicable lease term commenced (ended) on the first day of such period, shall be included in

(excluded from) such aggregate amount of Net Lease Revenues if such Real Property Asset was acquired (disposed of) by the Borrower or a Subsidiary at any time during such period.

       "NET PROCEEDS" means (a) with respect to any Equity Issuance or Debt Issuance by a Person, the aggregate amount of all cash received by such Person in respect of such Equity Issuance or Debt Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance or Debt Issuance and (b) with respect to any sale, transfer or other disposition of any Collateral, the aggregate amount of all cash received (including without limitation, all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise, but only as and when received), directly or indirectly, by the Borrower or any Subsidiary in connection with such sale, transfer or other disposition net of (i) the amount of any out-of-pocket legal fees, title and recording tax expenses, commissions and other customary fees and expenses actually incurred by the Borrower or any Subsidiary in connection therewith and
(ii) any income taxes reasonably estimated in good faith by the Borrower to be payable by the Borrower or such Subsidiary in connection with such sale, transfer or other disposition and other taxes thereon to the extent such other taxes are actually paid by the Borrower or such Subsidiary.

       "NON-RECOURSE INDEBTEDNESS" means, with respect to any Person, Secured Indebtedness of such Person in respect of which (a) the holder of such Indebtedness has expressly limited its recourse for repayment to specifically identified assets of such Person and (b) such Person has no general recourse or other general personal liability (except for customary exceptions for fraud and other similar exceptions reasonably acceptable to the Agent).

       "NOTE" means a Revolving Note or a Term Note.

       "NOTICE OF BORROWING" means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.2.(b) evidencing the Borrower's request for a borrowing of Revolving Loans.

       "NOTICE OF CONTINUATION" means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.7. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

       "NOTICE OF CONVERSION" means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.8. evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

       "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note and (c) all Swap Obligations owing to any Lender.

       "PARTICIPANT" has the meaning given that term in Section 13.5.(c).

       "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

       "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 8.6.;
(b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) zoning restrictions, easements, rights-of-way, covenants, reservations and other rights, restrictions or encumbrances of record on the use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of such Person; (d) Liens in existence as of the Agreement Date and set forth in Schedule 7.1.(f); (e) Liens, if any, in favor of the Agent for the benefit of the Lenders and (f) any other "Permitted Encumbrance" as defined in any Security Deed.

       "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

       "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

       "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to three percent (3.0%) plus the Base Rate as in effect from time to time.

       "PREFERRED STOCK" means, with respect to any Person, shares of capital stock of, or other equity interests in, such Person which are entitled to preference or priority over any other capital stock of, or other equity interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

       "PRIME RATE" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent or any Lender.

       "PRINCIPAL OFFICE" means the office of the Agent located at One First Union Center, Charlotte, North Carolina, or such other office of the Agent as the Agent may designate from time to time.

       "PRO-FORMA CREDIT AGREEMENT DEBT SERVICE" means, as of a given date, the greater of (a) all payments of interest and principal on the Loans actually made (as opposed to accrued) by the Borrower and its Subsidiaries during the period of two consecutive fiscal quarters most recently ended and (b) an amount equal to the annual principal and interest payment sufficient to amortize in full during a 25-year period the aggregate principal balance of Loans outstanding as of such date calculated using an interest rate equal to the yield on a 10 year United States Treasury Note at such time as determined by the Agent plus 2.0%.

       "QUALIFIED LESSEE" means a lessee of a Real Property Asset that has at the time in question, a net worth of a least $25,000,000 and in respect of which the Borrower has delivered to the Agent annual audited financial statements prepared in accordance with GAAP for a fiscal year ending not more than fifteen calendar months prior to the time in question.

       "QUARTERLY DATE" means the last Business Day of March, June, September and December in each year, the first of which shall be March 31, 1998.

       "RATING AGENCY" means S&P or Moody's.

       "REAL PROPERTY ASSETS" means the real property assets owned in whole or in part by the Borrower or any of its Subsidiaries, including without limitation, those listed in Part I on Schedule 7.1.(f), as such Schedule may be modified from time to time to reflect sales, transfers, assignments, conveyances, development, acquisitions and purchases of real property assets.

       "REGISTER" has the meaning given that term in Section 13.5.(e).

       "REGULATORY CHANGE" means, with respect to any Lender, any change effective after February 26, 1998 in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

       "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

       "REJECTING LENDER" has the meaning given that term in Section 2.11.(b).

       "REQUISITE LENDERS" means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the Loans.

       "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

       "REVOLVING COMMITMENT" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.2. in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's "Revolving Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.10. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.5.

       "REVOLVING LOAN" means a loan made by a Lender to the Borrower pursuant to Section 2.2.(a).

       "REVOLVING NOTE" has the meaning given that term in Section 2.9.(a).

       "SECURED INDEBTEDNESS" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien.

       "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

       "SECURITY DEED" means a Deed to Secure Debt, Deed of Trust, Mortgage or other similar instrument creating a Lien on, among other things, any Real Property Asset, executed by the Borrower or any Subsidiary in favor of the Agent for the benefit of the Lenders and substantially in the form of Exhibit K or otherwise in form and substance satisfactory to the Agent.

       "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

       "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

       "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. The parties agree that neither Captec Franchise Capital Partners L.P. III nor Captec Franchise Capital Partners L.P. IV constitute a Subsidiary given the securities and other ownership interests in such Persons currently owned, directly or indirectly, by the Borrower.

       "SWAP OBLIGATIONS" means all obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, owing by the Borrower to any Lender under (a) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement between the Borrower and such Lender for the purpose of protecting against fluctuations in interest rates or
(b) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement between the Borrower and such Lender designed to protect the Borrower against fluctuations in currency values.

       "TANGIBLE NET WORTH" means, as of a given date, total stockholder's equity of the borrower and its Subsidiaries determined on a consolidated basis minus (to the extent reflected in determining stockholders' equity of the Borrower and its Subsidiaries): (a) the amount of any write-up, after February 26, 1998, in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up, after February 26, 1998, in excess of the cost of such assets acquired and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be properly classified as intangible assets under GAAP.

       "TAXES" has the meaning given that term in Section 3.12.

       "TERMINATION DATE" means February 26, 2001, or such later date to which the Termination Date may be extended pursuant to Section 2.11.

       "TERM LOAN COMMITMENT" means initially, as to each Lender, such Lender's obligation to convert Revolving Loans outstanding under the Existing Credit Agreement into a Term Loan as contemplated by Section 2.1. in an amount equal to the amount set forth for such Lender on its signature page hereto as such Lender's "Term Loan Commitment" (which equals such Lender's Commitment Percentage of $50,000,000). Thereafter "Term Loan Commitment" means, as to each Lender, the principal amount of the Term Loan owing to such Lender, as the same may be reduced from time to time as appropriate to reflect any payments in respect of the principal balance thereof and any assignments to or by such Lender effected in accordance with Section 13.5.

       "TERM LOAN" has the meaning given that term in Section 2.1.

       "TERM NOTE" has the meaning given that term in Section 2.9.(b).

       "TOTAL DEBT SERVICE" means, for any period and without duplication, the sum of (a) Interest Expense for such period plus (b) regularly scheduled principal payments on Indebtedness of the Borrower and its Subsidiaries during such period plus (c) the amount of amortization of deferred financing fees of the Borrower and its Subsidiaries for such period.

       "TOTAL LIABILITIES" means, as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries as at such date, and in any event shall include (without duplication) all Indebtedness of the Borrower and any of its Subsidiaries.

       "TYPE" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

       "UNCONSOLIDATED AFFILIATE" shall mean, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

       "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

       "UNSECURED INDEBTEDNESS" means, with respect to a Person, all Indebtedness of such Person that is not Secured Indebtedness.

       "WHOLLY OWNED SUBSIDIARY" means, with respect to a Person, any Subsidiary of such Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

SECTION 1.2.  GENERAL; REFERENCES TO TIMES.

       Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.

SECTION 1.3. TREATMENT OF FINANCIAL ATTRIBUTES OF UNCONSOLIDATED AFFILIATES; SHORT REPORTING PERIODS.

       For purposes of calculating the amount of Adjusted EBITDA, Gross Asset Value, EBITDA, Fixed Charges, Total Debt Service, and Total Liabilities (each a "Financial Attribute") of the Borrower and its Subsidiaries, the pro rata share of the amount of such Financial Attribute of each Unconsolidated Affiliate of the Borrower or any Subsidiary (determined in a manner consistent with the definition of such Financial Attribute set forth herein) shall be included in such Financial Attribute of the Borrower and its Subsidiaries; provided, however, the Financial Attributes of any Unconsolidated Affiliates in which neither the Borrower nor any of its Subsidiaries has made (or has irrevocably committed to make) any equity investment of cash or other property shall not be included in any such calculations. If the determination of the Borrower's compliance with any financial covenant contained in this Agreement requires including financial matters relating to any time prior to January 1, 1998, such covenant shall be calculated using the applicable pro forma financial information of the Borrower taking into effect the initial public offering of stock by the Borrower consummated on or about November 19, 1997 and assuming such offering, the use of proceeds therefrom, and the related REIT election all occurred prior to January 1, 1997.

                           ARTICLE II. CREDIT FACILITY

SECTION 2.1. AMOUNT OF EXISTING INDEBTEDNESS; AGREEMENT TO RESTRUCTURE.

       The Borrower, the Agent and the Lenders agree that as of the date hereof (without giving effect to the restructuring contemplated by this Section) the outstanding principal balance of the

Revolving Loans (as defined under the Existing Credit Agreement) (the "Existing Debt") is $109,984,988.00. Subject to the terms and conditions hereof, including without limitation satisfaction of the conditions precedent set forth in Article VI., the Lenders, the Agent and the Borrower agree that (a) $50,000,000 of the Existing Debt shall be converted into term loans (each a "Term Loan") owing to the Lenders, with the initial principal amount of the Term Loan owing to a given Lender equal to such Lender's Term Loan Commitment and (b) the remaining balance of the Existing Debt shall remain as Revolving Loans owing to the Lenders in proportion to the amount of their Revolving Commitments. As of the Effective Date, such Revolving Loans shall be allocated among Lenders in accordance with their respective Commitment Percentages, and each Lender agrees to make such payments to the other Lenders upon the Effective Date in such amounts as are necessary to effect such allocation. All such payments shall be made to Agent for the account of the Person to be paid and shall be made on a net basis.

SECTION 2.2.  REVOLVING LOANS.

       (a) Generally. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender's Commitment Percentage of (i) the Maximum Loan Availability minus (ii) the aggregate principal balance of Term Loans then outstanding. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

       (b) Requesting Revolving Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent before 12:00 noon (a) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (b) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

       (c) Disbursements of Revolving Loan Proceeds. No later than 11:00 a.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Revolving Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 12:00 noon on the date and at the account specified by the Borrower in such Notice of Borrowing.

SECTION 2.3.  RATES AND PAYMENT OF INTEREST ON LOANS.

       (a) Rates. The Borrower promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

              (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin; and

              (ii) during such periods as such Loan is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor, plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

       (b) Payment of Interest. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the last Business Day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

SECTION 2.4.  NUMBER OF INTEREST PERIODS.

       There may be no more than 8 different Interest Periods outstanding at the same time.

SECTION 2.5.  REPAYMENT OF LOANS.

       (a) Repayment of Term Loans. Subject to the last sentence of this subsection, the Borrower shall repay the principal balance of the Term Loans in consecutive monthly installments due on the first day of each calendar month with the first such installment being due on December 1, 1999. The amount of each such installment shall be as follows: (i) the first through sixth principal installments shall each be in an amount equal to the monthly principal and interest payment sufficient to amortize in full during a 25-year period the initial aggregate principal balance of the Term Loans calculated using an interest rate equal to the yield on a 10 year United States Treasury Note as of the due date of such first installment, as determined by the Agent plus 2.0%; (ii) the seventh through twelfth principal installments shall each be in an amount equal to the monthly principal and interest payment sufficient to amortize in full during a 20-year period the initial aggregate principal balance of the Term Loans calculated using an interest rate equal to the yield on a 10 year United States Treasury Note as of the due date of such seventh installment, as determined by the Agent plus 2.0%; and (iii) all subsequent principal installments payable prior to the Termination Date shall each be in an amount equal to the monthly principal and interest payment sufficient to amortize in full during a 15-year period the initial aggregate principal balance of the Term Loans calculated using an interest rate equal to the yield on a 10 year United States Treasury Note as of the due date of the initial installment due under this clause (iii), as determined by the Agent plus 2.0%. At the time the aggregate amount of Net Proceeds from Equity Issuances applied as prepayments or repayments of the Loans pursuant to Section 2.6.(c) first exceeds $30,000,000, then the requirement that the Borrower make installments of principal under this subsection shall be suspended for a period of twelve consecutive months, or if no installment has been required to be made under this subsection, then the Borrower shall not be required to commence making principal installments under this Section until December 1, 2000.

       (b) Maturity. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans and the Term Loans on the Termination Date.

SECTION 2.6.  PREPAYMENTS.

       (a) Optional. Subject to Section 5.4., the Borrower may prepay Revolving Loans and Terms Loan at any time without premium or penalty. The Borrower shall give the Agent at least 3 Business Days prior written notice of the prepayment of any LIBOR Loan and at least 1 Business Day prior written notice of the prepayment of any Base Rate Loan. Term Loans, once repaid, may not be reborrowed.

       (b) Mandatory Prepayment Upon Exceeding Maximum Loan Availability. If at any time the aggregate principal amount of all outstanding Loans exceeds the Maximum Loan Availability at such time, the Borrower shall immediately pay to the Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans pro rata in accordance with subsection (d) below and as provided in
Section 3.2. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

       (c) Mandatory Prepayment Upon Equity or Debt Issuance or Sale. Upon any Equity Issuance, any Debt Issuance or any sale, transfer or other disposition of any Collateral, the Borrower shall apply an amount equal to 100% of the Net Proceeds thereof to the prepayment of

Loans and other Obligations, to be applied as provided in the immediately following subsection (d).

       (d) Application. Prepayments of Loans required to be made pursuant to any of the immediately preceding subsections shall be applied as follows (in each case subject to Section 3.2.):

              (i) first, to the prepayment of the aggregate outstanding principal balance of the Revolving Loans (in each case with Base Rate Loans being prepaid prior to LIBOR Loans);

              (ii) second, to the repayment of the aggregate outstanding principal balance of the Term Loans (in each case with Base Rate Loans being prepaid prior to LIBOR Loans); and

              (iii) third, as provided in Section 11.4.

SECTION 2.7.  CONTINUATION.

       So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 2.8.

SECTION 2.8.  CONVERSION.

       So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

SECTION 2.9.  NOTES.

       (a) Revolving Notes. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit F (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.

       (b) Term Notes. The Term Loan owing to each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit G (each a "Term Note"), payable to the order of such Lender in a principal amount equal to such Lender's Term Loan Commitment and otherwise duly completed.

       (c) Records; Endorsement on Transfer. The date, amount of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error. Prior to the transfer of any Note, the Lender shall endorse such items on such Note or any allonge thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced by such Note.

SECTION 2.10.  VOLUNTARY REDUCTIONS OF THE REVOLVING COMMITMENTS.

       The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Lender. The Revolving Commitments, once terminated or reduced may not be increased or reinstated.

SECTION 2.11.  EXTENSION OF TERMINATION DATE.

       (a) Generally. The Borrower may request that the Agent and the Lenders extend the current Termination Date by one year by executing and delivering to the Agent at least 90 days but no more than 120 days prior to the date one year before the current Termination Date, a written request for such an extension (an "Extension Request"). The Agent shall forward to each Lender a copy of each Extension Request delivered to the Agent promptly after receipt thereof. The Borrower understands and acknowledges that (a) this Section has been included in this Agreement for the Borrower's convenience in requesting an extension of the Termination Date; (b) none of the Lenders nor the Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Termination Date at any time and (c) the Lenders may condition any such extension on such terms and conditions as the Lenders deem appropriate. If all of the Lenders shall have notified the Agent in writing on or prior to the date which is 30 days prior to the date (the "Current Anniversary Date") one year before the current Termination Date that they accept such Extension Request, then the Termination Date shall be extended to the date one year following the current Termination Date. If any Lender shall not have notified the Agent on or prior to the Current Anniversary Date that it accepts such Extension Request, then the current Termination Date shall not be extended. The Agent shall promptly notify the Borrower whether the Extension Request has been accepted or rejected, and if rejected, the Agent shall also give the Borrower notice of which Lenders rejected such Extension Request (each such Lender a "Rejecting Lender").

       (b) Rejecting Lenders. Notwithstanding the preceding subsection (a), after notification from the Agent that an Extension Request has been rejected, the Termination Date shall be extended as requested in such Extension Request if
(i) the Requisite Lenders have consented to such Extension Request, (ii) no later than the date 30 days following the Current Anniversary Date, the Borrower shall have given written notice to the Agent and each Lender that the Borrower desires the Termination Date to be so extended notwithstanding such rejection and (iii) the Borrower shall have, no later than 90 days prior to the Termination Date at the time of the Extension Request in question, (x) caused each Rejecting Lender to have assigned its respective Commitment and Loans owing to it to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(d) for a purchase price equal to the aggregate principal balance of Loans then owing to such Rejecting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees and other amounts then owing to such Rejecting Lender under the Loan Documents, and (y) to the extent the Commitment of any Rejecting Lender is not so assigned by such date, paid to such Rejecting Lender the aggregate principal balance of Loans then owing to such Rejecting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees and other amounts then owing to such Rejecting Lender under the Loan Documents, whereupon such Rejecting Lender's Commitment shall terminate, such Rejecting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. In addition, in connection with any such assignment by a Rejecting Lender or any such payment to a Rejecting Lender, the Borrower shall pay the amounts, if any, due such Rejecting Lender under Section 5.4. If the Borrower desires to cause any Rejecting Lender to assign its Commitment and Loans owing to it pursuant to this subsection, the Borrower shall so notify such Rejecting Lender, the Agent and the other Lenders in writing no later than the date 120 days prior to the current Termination Date. A Rejecting Lender shall be obligated to assign its Commitment and Loans pursuant to this subsection if requested to do so by the Borrower. Each Lender that is not a Rejecting Lender shall have the right (but not the obligation) to acquire such Rejecting Lender's Commitment and Loans and shall exercise such right by giving written notice thereof to the Agent no later than 10 Business Days of receipt of the Borrower's notice. Any Lender who has failed to so notify the Agent within such 10 Business Day period shall be deemed to have declined to exercise such right. If more than one Lender exercises its right to acquire a Rejecting Lender's Commitment and Loans, each such Lender shall acquire an amount of such Rejecting Lender's Commitment and Loans in proportion to the Commitments of the Lenders exercising such right. After the expiration of such 10 Business Day period, the Borrower shall have the right to attempt to cause an Eligible Assignee to accept an assignment of a Rejecting Lender's Commitment and Loans. Neither the Agent nor any Lender shall have any obligation whatsoever to assist the Borrower in finding any such Eligible Assignee. If the Requisite Lenders do not consent to any Extension Request or if the Borrower fails to comply with any provision of this subsection, the Termination Date shall not be extended.

            ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3.1.  PAYMENTS.

       Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Prior to making any such payment, the Borrower shall give the Agent notice of such payment. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

SECTION 3.2.  PRO RATA TREATMENT.

       Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.2.(a) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a) shall be made for account of the Lenders, and each termination or reduction of the amount of the Revolving Commitments under
Section 2.10. shall be applied to the respective Revolving Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment or prepayment of principal of Term Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them; (d) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (e) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous.

SECTION 3.3.  SHARING OF PAYMENTS, ETC.

       The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender or the Agent may otherwise have, each Lender and the Agent shall be entitled during the continuance of an Event of Default, at its option, and in the case of any Lender subject to receipt of the Agent's prior written consent, to offset balances held by it for the account of the Borrower at any of such Lender's (or the Agent's) offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender or the Agent hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower, all other Lenders and the Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Subsidiary through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 11.4., as applicable, such Lender shall promptly pay such amounts to the other Lenders and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section
11.4. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

SECTION 3.4.  SEVERAL OBLIGATIONS.

       No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5.  MINIMUM AMOUNTS.

       (a) Borrowings and Conversions. Each borrowing of Revolving Loans which are to be Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof. Each borrowing of Revolving Loans which are to be LIBOR Loans, and each Conversion of Base Rate Loans into LIBOR Loans, shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount.

       (b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

       (c) Reductions of Revolving Commitments. Each reduction of the Revolving Commitments under Section 2.10. shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $5,000,000 in excess thereof (or such lesser amount as may be the remaining aggregate amount of the Revolving Commitments).

SECTION 3.6.  FEES.

       (a) Unused Commitment Fee. During the period commencing on the date hereof to but excluding the Termination Date, the Borrower agrees to pay to the Agent for the account of the Lenders an unused facility fee equal to (a) one-eighth of one percent (0.125%) per annum of the daily aggregate unused portion of the Lender's Commitments if such unused portion is less than or equal to one half of the aggregate amount of the Lenders' Commitments on each such day or (b) two-tenths of one percent (0.2%) per annum of the daily aggregate unused portion of the Lender's Commitments if such unused portion is greater than one-half of the aggregate amount of the Lenders' Commitments on each such day. Such fee shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date.

       (b) Extension Fee. If, pursuant to Section 2.11., the Termination Date is extended, the Borrower agrees to pay to the Agent for the account of each Lender consenting to such extension an extension fee equal to two-tenths of one percent (0.2%) of such Lender's Commitment at such time. Such fee shall be due and payable in full on the date on which such extension is granted.

       (c) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing between the Agent and the Borrower from time to time.

       (d) Modification Fee. To induce the Lenders to enter into this Agreement, the Borrower agrees to pay to each Lender a fee equal to seven-twentieths of one percent (0.35%) of the initial amount of such Lender's Commitment. Such fees shall be paid to the Lenders no later than the Effective Date.

SECTION 3.7.  COMPUTATIONS.

       Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed, except in the case of interest on any Base Rate Loan which shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

SECTION 3.8.  USURY.

       In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3.9.  AGREEMENT REGARDING INTEREST AND CHARGES.

       The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.3.(a)(i) and
(ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Except as expressly agreed otherwise in writing, all charges other than charges for the use of money shall be fully earned and nonrefundable when due.

SECTION 3.10.  STATEMENTS OF ACCOUNT.

       The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be prima facie evidence of the amounts and other matters set forth therein. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.11.  DEFAULTING LENDERS.

       (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

       (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment and Loans. Any Lender desiring to exercise such right shall give written notice thereof to the Agent no sooner than 2 Business Days and not later than 10 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment and Loans in proportion to the Commitments of the other Lenders exercising such right. If after such 10th Business Day, the Lenders have not elected to purchase all of the Commitment and Loans of such Defaulting Lender, then any Eligible Assignee may purchase such Commitment and Loans. Neither the Agent nor any Lender shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 13.5.(d), shall pay to the Agent an assignment fee in the amount of $6,000. The purchase price for the Commitment and Loans of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans. If, prior to a Lender's acquisition of a Defaulting Lender's Commitment and Loans pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender shall no longer have the right to acquire such Defaulting Lender's Commitment or Loans.

SECTION 3.12.  TAXES.

       (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on February 26, 1998, (iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, (v) any taxes arising after February 26, 1998 solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto and (vi) any interest, fees, additional taxes or penalties relating to any of the items described in the preceding clauses (i) through (v) (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

              (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

              (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

              (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the

       Agent or such Lender would have received had no such withholding or deduction been required.

       (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

       (c) Tax Forms. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms 4224 or 1001, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

                     ARTICLE IV. COLLATERAL POOL PROPERTIES

SECTION 4.1.  ADMISSION OF COLLATERAL POOL PROPERTIES.

       (a) The Real Property Assets described on Schedule 4.1. constitute all of the "Collateral Pool Properties" under the Existing Credit Agreement as of the Agreement Date. The Lenders and the Agent agree that each such Real Property Asset shall constitute a Collateral Pool Property under this Agreement notwithstanding the requirement of clause (b) of the definition of Collateral Pool Property, so long as the Borrower delivers to the Agent each of the following no later than the indicated dates: (i) a Security Deed encumbering such Real Property Asset and otherwise complying with the requirements of the immediately following subsection (b)(vi) no later than December 31, 1998 and
(ii) all of the items required to be delivered with respect to a Real Property Asset under clauses (iv), (v), (viii), (ix), (x), (xi) and (xvi) of the immediately following subsection (b) no later than February 15, 1999.

       (b) If the Borrower desires that an additional Real Estate Asset be deemed to be a Collateral Pool Property, the Borrower shall deliver to the Agent the following, in form and substance reasonably satisfactory to the Agent:

              (i) A description of such Real Estate Asset, such description to include the age, location, identity of the tenant, the identity of any franchisor of such tenant, and the basic terms of the applicable lease agreement;

              (ii) A copy of the applicable lease agreement (including all amendments, supplements and other modifications thereof);

              (iii) A copy of the summary portion of a "Phase I" environmental assessment of such Real Estate Asset prepared by an environmental engineering firm reasonably acceptable to the Agent;

              (iv) A copy of an appraisal of such Real Property Asset prepared by a real estate appraiser reasonably acceptable to the Agent. Each appraisal must satisfy the minimum qualifications required under Applicable Law governing the Agent and the Lenders, including without limitation, the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended; provided, however, appraisals need not satisfy such qualifications once the Agent and the Lenders have received the minimum number of acceptable appraisals required under Applicable Law;

              (v) An ALTA 1992 Form mortgagee's Policy of Title Insurance (without any creditor's rights exclusion) or other current form of title insurance policy acceptable to the Agent in favor of the Agent for the benefit of the Lenders with respect to such Real Property Asset, including endorsements with respect to such items of coverage as the Agent may reasonably request (but excluding zoning and usury endorsements unless obtainable for a nominal cost), providing for coverage in the amount of the appraised value of such Real Property Asset or in such other amount as may be reasonably acceptable to the Agent, issued by a title insurance company acceptable to the Agent, showing the fee simple title to (or if otherwise permitted, a valid leasehold interest in) the land and improvements described in the applicable Security Deed as vested in the Borrower or a Wholly Owned Subsidiary, and insuring that the Lien granted by such Security Deed is a valid Lien against said property, subject only to such restrictions, encumbrances, easements and reservations as are reasonably acceptable to the Agent;

              (vi) A Security Deed encumbering such Real Property Asset in favor of the Agent for the benefit of the Lenders, the form of such Security Deed to be modified as appropriate to conform to the Applicable Laws of the jurisdiction in which such Real Property Asset is located;

              (vii) An Assignment of Leases and Rents (which may be included in the applicable Security Deed), the form of such Assignment of Leases and Rents to be modified as appropriate to conform to the Applicable Laws of the jurisdiction in which such Real Property Asset is located;

              (viii) A survey of such Real Property Asset certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys; and

              (ix) An estoppel certificate and a subordination, non-disturbance and attornment agreement from the tenant leasing such Real Property Asset;

              (x) If such Real Property Asset is located in the State of California, Colorado, Georgia, Illinois or Texas and no legal opinion has been previously delivered under this subsection with respect to such State, an opinion of counsel admitted to practice law in the jurisdiction in which such Real Property Asset is located and acceptable to the Agent, addressed to the Agent and each Lender covering such legal matters relating to the transactions contemplated hereby as the Agent may reasonably request;

              (xi) A certificate of occupancy relating to such Real Property Asset;

              (xii) A copy of the materials relating to such Real Estate Asset, if any, submitted by the Borrower to its board of directors for their approval of such Real Estate Asset;

              (xiii) A Collateral Pool Certificate setting forth on a pro forma basis the Maximum Loan Availability assuming that such Real Estate Asset is accepted as a Collateral Pool Property;

              (xiv) If such Real Property Asset is owned by a Wholly Owned Subsidiary that is not yet a party to the Guaranty, each of the following:

                     (A) an Accession Agreement duly executed by such Subsidiary
              (or if the Guaranty has not yet been executed by any Subsidiary, the Guaranty executed by such Subsidiary);

                     (B) the articles or certificate of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such Subsidiary certified as of a recent date by the Secretary of State of the State of formation of such Subsidiary;

                     (C) a certificate of good standing or certificate of
              similar meaning with respect to such Subsidiary issued as of a recent date by the Secretary of State of the State of formation of such Subsidiary and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Subsidiary is required to be so qualified;

                     (D) a certificate of incumbency signed by the Secretary or
              Assistant Secretary (or other individual performing similar functions) of such Subsidiary with respect to each of the officers of such Subsidiary authorized to execute and deliver the Loan Documents to which such Subsidiary is a party;

                     (E) copies certified by the Secretary or Assistant
              Secretary of such Subsidiary (or other individual performing similar functions) of (i) the bylaws of such Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                     (F) an opinion of counsel to such Subsidiary, addressed to the Agent and the Lenders, similar in scope and coverage as the opinions delivered under Section 6.1. and the last sentence of
              Section 6.3.; and

                     (G) such other documents and instruments as Agent may
              reasonably request;

              (xvi) If not previously delivered under this subsection or Section 6.1.(a)(vi), a certificate of qualification to transact business or other comparable certificate issued as of a recent date by the Secretary of State (and any state department of taxation, as applicable) of the state in which such Real Property Asset is located; and

              (xvi) Such other information the Agent may reasonably request in order to determine whether such Real Property Asset can be deemed to be a Collateral Pool Property.

Upon receipt of all of the foregoing documents and information, the Agent shall review them within 14 Business Days of such receipt. If, following such review, the Agent has determined that such Real Property Asset constitutes an Eligible Property and thus may be deemed to be a Collateral Pool Property, the Agent will promptly so notify the Borrower and the Lenders, whereupon such Real Property Asset shall become a Collateral Pool Property.

SECTION 4.2.  RELEASE OF COLLATERAL POOL PROPERTY.

       From time to time the Borrower may request, upon not less than 15 days prior written notice to the Agent and the Lenders, that a Collateral Pool Property cease to be a Collateral Pool Property because the Borrower desires to sell such Collateral Pool Property or to incur Indebtedness to be secured by such Collateral Pool Property. The Agent shall grant such request if all of the following conditions are satisfied:

       (a) no Default or Event of Default shall have occurred and be continuing both at the time of such request and immediately after giving effect to such request;

       (b) the Borrower has made provisions satisfactory to the Agent for all Net Proceeds resulting from the incurrence of such Indebtedness or from such sale that are required to be applied to the Loans and other Obligations under
Section 2.6. to be paid to the Agent;

       (c) all of the Lenders have given their prior written consent to the release of such Collateral Pool Property; and

       (d) the Borrower shall have delivered to the Agent a Collateral Pool Certificate demonstrating on a pro forma basis, and the Agent shall have determined, that the outstanding principal balance of the Loans will not exceed the Maximum Loan Availability after giving effect to such request and any prepayment to be made and/or the acceptance of any Real Property Asset as an additional or replacement Collateral Pool Property to be given concurrently with such request.

Each Lender agrees to give notice to the Agent within 10 days of receipt of any notice from the Borrower under this Section whether such Lender consents to the requested release. Failure of any Lender to so notify the Agent shall be deemed to be a denial of such request. If a Guarantor no longer owns any Real Property Asset that is a Collateral Pool Property nor any direct or indirect equity interest in any Guarantor that does own a Collateral Pool Property, then upon written request by such Guarantor, the Agent shall terminate such Guarantor's Guaranty within 5 Business Days of receipt of the Borrower's written request for such release. In connection with the release of any Collateral permitted hereunder, the Agent agrees to execute and deliver such documents and instruments of release as the Borrower may reasonably request at the sole cost and expense of the Borrower.

                        ARTICLE V. YIELD PROTECTION, ETC.

SECTION 5.1.  ADDITIONAL COSTS; CAPITAL ADEQUACY.

       (a) Additional Costs. The Borrower shall promptly (and in any event within 30 calendar days of request) pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement utilized in the determination of the Adjusted Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

       (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

       (c) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Agent and or such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Agent or such Lender for compensation under this Section. Determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 5.2.  SUSPENSION OF LIBOR LOANS.

       Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted Eurodollar Rate for any Interest Period:

              (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

              (b) the Agent reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

SECTION 5.3.  ILLEGALITY.

       Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

SECTION 5.4.  COMPENSATION.

       The Borrower shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to: (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

SECTION 5.5.  TREATMENT OF AFFECTED LOANS.

       If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(b), Section 5.2. or Section 5.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(b) or Section 5.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.1., Section 5.2. or Section 5.3. that gave rise to such Conversion no longer exist:

              (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

              (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s), if any, for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 5.6.  CHANGE OF LENDING OFFICE.

       Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

SECTION 5.7.  TREATMENT OF AFFECTED LENDERS.

       If (a) a Lender requests compensation pursuant to Section 3.12. or
Section 5.1. and the Requisite Lenders are not also doing the same, or (b) the obligation of a Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(b),
Section 5.2. or Section 5.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, the Borrower may either (A) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender and any amounts owing the Affected Lender under Section 5.4., or (B) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender and any amounts owing the Affected Lender under Section 5.4., whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall the Agent, the Affected Lender or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expenses and, except for the administrative fee payable by an assigning Lender to the Agent under the last sentence of Section 13.5.(d), at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12. or Section 5.1.

SECTION 5.8.  ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.

       Calculation of all amounts payable to a Lender under this Article V. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.

                        ARTICLE VI. CONDITIONS PRECEDENT

SECTION 6.1.  INITIAL CONDITIONS PRECEDENT.

       The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

       (a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

              (i) Counterparts of this Agreement executed by each of the parties hereto;

              (ii) Revolving Notes and Term Notes executed by the Borrower, payable to each Lender and complying with the terms of Sections 2.9.(a) and (b);

              (iii) An opinion of Baker & Hostetler LLP, counsel to the Borrower, addressed to the Agent and the Lenders, in substantially the form of Exhibit H;

              (iv) An opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Borrower, addressed to the Agent and the Lenders, regarding the enforceability of the Agreement and the other Loan Documents under the laws of the State of North Carolina, and such other matters of North Carolina law as the Agent may reasonably request;

              (v) The Certificate of Incorporation of the Borrower certified as of a recent date by the Secretary of State of the State of Delaware;

              (vi) A long form good standing certificate with respect to the Borrower issued as of a recent date by the Secretary of State of the State of Delaware and either (x) certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified or (y) other evidence satisfactory to the Agent as to the Borrower's qualification to transact business in each such state;

              (vii) A certificate of incumbency signed by the Secretary or Assistant Secretary of the Borrower with respect to each of the officers of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion;

              (viii) Copies (certified by the Secretary or Assistant Secretary of the Borrower) of the bylaws of the Borrower and of all corporate action taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

              (ix) A copy of (x) each of the documents, instruments and agreements evidencing any of the Indebtedness described on Schedule 7.1.(g); (y) each Material Contract and (z) each of the documents, instruments and agreements evidencing any of the transactions described on Schedule 10.12., in each case certified as true, correct and complete by the chief executive officer or chief financial officer of the Borrower;

              (x) Evidence that all insurance required to be maintained by the Borrower and the Subsidiaries under the terms of the Loan Documents is in effect;

              (xi) The Fees, if any, then due under Section 3.6.;

              (xii) All accrued but unpaid interest owing under the Existing Credit Agreement;

              (xiii) All accrued but unpaid fees owing under the Existing Credit Agreement;

              (xiv) A Compliance Certificate calculated on a pro forma basis as of the Agreement Date based on financial information for the fiscal quarter ending September 30, 1998, adjusted pro forma to November 6, 1998, giving pro forma effect to the consummation of the transactions contemplated hereby;

              (xv) a Collateral Pool Certificate calculated as of September 30, 1998, adjusted pro forma to November 6, 1998, giving pro forma effect to the consummation of the transactions contemplated hereby;

              (xvi) Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and

      (b) In the good faith judgment of the Agent and the Lenders:

              (i) There shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

              (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower to fulfill its obligations under the Loan Documents to which it is a party;

              (iii) The Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower to fulfill its obligations under the Loan Documents to which it is a party; and

              (iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

SECTION 6.2.  CONDITIONS PRECEDENT TO ALL LOANS.

       The obligation of the Lenders to make any Loans is subject to the further conditions precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each Subsidiary in the Loan Documents to which any is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (c) the Agent shall have received a timely Notice of Borrowing; (d) in the case of a borrowing of Loans in excess of $20,000,000 in aggregate principal amount, the Borrower shall have delivered to the Agent a Compliance Certificate and a Collateral Pool Certificate evidencing continued compliance with the applicable terms of this Agreement; and (e) the Borrower shall have provided evidence satisfactory to the Agent that the Borrower will be able to continue to be in compliance with the requirements of the last sentence of Section 10.2. after giving effect to such Loans. The making of each Loan shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Loan and, unless the Borrower otherwise notifies the Agent prior to the date of the making of such Loan, as of the date of the making of such Loan). In addition, the Borrower shall be deemed to have represented to the Agent and the Lender at the time such Loan is made that all conditions to the making of such Loan contained in Article VI. have been satisfied.

SECTION 6.3.  CONDITIONS AS COVENANTS.

       If the Lenders make any Loans prior to the satisfaction of all conditions precedent set forth in Sections 6.1. and 6.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the date of the making of such Loans. Unless set forth in writing to the contrary prior to the making of its initial Loan hereunder, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other

Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 6.1. and 6.2.

                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES

SECTION 7.1.  REPRESENTATIONS AND WARRANTIES.

       In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Agent and each Lender as follows:

       (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is a corporation, partnership, limited liability company or other legal entity, duly organized or formed, validly existing and, if applicable, in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership, limited liability company or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

       (b) Ownership Structure. As of the Agreement Date, Schedule 7.1.(b) correctly sets forth the corporate structure and ownership interests of the Borrower's Subsidiaries including the correct legal name of each Subsidiary, its jurisdiction of formation, the Persons holding equity interests in such Subsidiary, and their percentage equity or voting interest in such Subsidiary. Except as set forth in such Schedule:

              (i) no Subsidiary has issued to any third party any securities convertible into any equity interest in such Subsidiary, or any options, warrants or other rights to acquire any securities convertible into any such equity interest, and

              (ii) the outstanding stock and securities of or other equity interests, as applicable, in each such Subsidiary are owned by the Persons indicated on such Schedule, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever.

       (c) Authorization of Agreement, Notes, Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. The Borrower and each Subsidiary has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any Subsidiary is a party have been duly executed and delivered by the duly authorized officers of the Borrower or such Subsidiary and each is a legal, valid and binding obligation of the Borrower or such Subsidiary enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

       (d) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any Subsidiary is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any Subsidiary; (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or the bylaws of the Borrower or the organizational documents of any Subsidiary, or any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary other than in favor of the Agent for the benefit of the Lenders.

       (e) Compliance with Law; Governmental Approvals. The Borrower and each Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to the Borrower or such Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

       (f) Title to Properties; Liens. As of the Agreement Date, Part I of
Schedule 7.1.(f) sets forth all the real property owned or leased by the Borrower, its Subsidiaries and any of their Unconsolidated Affiliates. The Borrower and such Persons have good and insurable fee simple title (or leasehold title if so designated on such Schedule) to all of such real property. As of the Agreement Date, there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Borrower's or any Subsidiary's right, title or interest in such real property or any other property or assets of the Borrower or any of its Subsidiaries except for Permitted Liens and except as set forth on Part II of Schedule 7.1.(f).

       (g) Existing Indebtedness. Schedule 7.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of each of the Borrower or any of its Subsidiaries, including all guaranties of the Borrower or any Subsidiary and all letters of credit and acceptance facilities extended to the Borrower or any Subsidiary. As of the Agreement Date, no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness.

       (h) Material Contracts. Schedule 7.1.(h) is a true, correct and complete listing of all Material Contracts as of the Agreement Date. No default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Material Contract.

       (i) Litigation. Except as set forth on Schedule 7.1.(i), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority. None of such actions, suits or proceedings could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

       (j) Taxes. All federal, state and other tax returns of the Borrower and any Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower or any Subsidiary and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.6. As of the Agreement Date, none of the United States income tax returns of the Borrower or any Subsidiary is under audit. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

       (k) Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of Captec Net Lease Realty, Inc., a Michigan corporation ("Net Lease Michigan"), which has merged with and into the Borrower, for the fiscal year ending December 31, 1996, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the fiscal year ending on such date, with the opinion thereon of Coopers & Lybrand LLP, (ii) the unaudited pro forma statement of operations of the Borrower for the year ended December 31, 1996 and (iii) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 1997, and the related consolidated statement of income of the Borrower and its consolidated Subsidiaries for the fiscal year ending on such date, with the opinion thereon of Coopers & Lybrand LLP. Such balance sheets and statements (including in each case related schedules and notes) present fairly, in all material respects, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries, or Net Lease Michigan, as the case may be, as at their respective dates and, if applicable, the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

       (l) No Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the business, properties, condition (financial or otherwise), results of operations or performance of the Borrower and its consolidated Subsidiaries taken as a whole. Each of the Borrower and its Subsidiaries is Solvent.

       (m) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

       (n) Absence of Defaults. Neither the Borrower nor any Subsidiary is in default under its articles or certificates of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower or any Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (o) Environmental Laws. In the ordinary course of business, each of the Borrower and its Subsidiaries conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Real Property Assets, in the course of which the Borrower or such Subsidiary identifies and evaluates associated liabilities and costs (including, without limitation, determining whether any capital or operating expenditures are required for clean-up or closure of properties presently or previously owned, determining whether any capital or operating expenditures are required to achieve or maintain compliance with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, determining whether any costs or liabilities exist in connection with off-site disposal of wastes or Hazardous Materials, and determining whether any actual or potential liabilities to third parties, including employees, and any related costs and expenses exist). The Borrower and its Subsidiaries each has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, the Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower or its Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material.

       (p) Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

       (q) Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

       (r) Affiliate Transactions. Except as permitted by Section 10.12., neither the Borrower nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party. Neither the Borrower nor any Subsidiary is a party to any agreement or arrangement which restricts or prohibits the payment of dividends or the repayment of inter-company loans by a Subsidiary to the Borrower.

       (s) Intellectual Property. The Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. The Borrower has taken all commercially reasonable measures to ensure that all such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property, which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

       (t) REIT Status. The Borrower qualifies as a REIT.

       (u) Not Plan Assets. The assets of the Borrower or any Subsidiary do not and will not constitute "plan assets", within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

       (v) Business. As of the Agreement Date, the Borrower and its Subsidiaries are engaged principally in the business of owning real estate assets which are net leased to restaurant and retail operators and ancillary businesses that are incidental to the foregoing.

       (w) Accuracy and Completeness of Information. All written information, reports and other papers and data (excluding financial projections) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower or any Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, or, in the case of financial statements, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections prepared by or on behalf of the Borrower that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to the Agent or any Lender in connection with the negotiation, preparation of execution of this Agreement or any of the other Loan Documents, in light of the circumstances under which furnished or made, contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or any Subsidiary or omits or will omit to state a fact necessary in order to make the statements contained therein not materially misleading.

       (x) Year 2000. On the basis of a comprehensive review and assessment of the systems and equipment of the Borrower and its Subsidiaries and inquiry made and being made of the material suppliers, vendors and customers of the Borrower and its Subsidiaries, the Borrower reasonably believes that the "Year 2000 Problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly, including performance of date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. The Borrower has developed and is continuing to develop feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of material vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

SECTION 7.2.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

       All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower or any Subsidiary to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

                       ARTICLE VIII. AFFIRMATIVE COVENANTS

       For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.6., the Borrower shall:

SECTION 8.1.  PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

       Except as otherwise permitted under Section 10.8., preserve and maintain, and cause each Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

SECTION 8.2.  COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.

       Comply, and cause each Subsidiary and to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, if the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

SECTION 8.3.  MAINTENANCE OF PROPERTY.

       In addition to the requirements of any of the other Loan Documents, (a) protect and preserve, and cause each Subsidiary, or with respect to any Real Property Asset leased by the Borrower or a Subsidiary to a lessee, such lessee, to protect and preserve, all of its material properties (or such Real Property Asset in the case of any such lessee), and maintain in good repair, working order and condition all tangible properties (or such Real Property Asset in the case of any such lessee), ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties (or such Real Property Asset in the case of any such lessee), so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 8.4.  CONDUCT OF BUSINESS.

       At all times carry on, and cause its Subsidiaries to carry on, its respective businesses as described in Section 7.1.(v) and not enter, and prohibit its Subsidiaries from entering, into any field of business not otherwise described in such Section 7.1.(v).

SECTION 8.5.  INSURANCE.

       In addition to the requirements of any of the other Loan Documents, maintain, and cause each Subsidiary, or with respect to any Real Property Asset leased by the Borrower or a Subsidiary to a lessee, such lessee, to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and the Borrower will from time to time deliver to the Agent upon its request, or to any Lender upon request through the Agent, a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Not in limitation of the foregoing, the Borrower shall, and shall cause its Subsidiaries to, or with respect to any Real Property Asset leased by the Borrower or a Subsidiary to a lessee, such lessee to, maintain builder's risk insurance during any period of construction and, upon completion, "all risk" insurance in an amount equal to 100% of the replacement cost of the improvements, if any, on each of its Real Property Assets, with insurers having an A.M. Best policyholder's rating of not less than A- and financial size category of not less than X, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Agreement Date. The Borrower will deliver to the Lenders (i) upon request of any Lender through the Agent from time to time full information as to the insurance carried, (ii) within 10 days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the Agreement Date and (iii) promptly upon receipt, notice of any cancellation or nonrenewal of coverage by the Borrower or any Subsidiary.

SECTION 8.6.  PAYMENT OF TAXES AND CLAIMS.

       Pay or discharge, and cause each Subsidiary, or with respect to any Real Property Asset leased by the Borrower or a Subsidiary to a lessee, such lessee, to pay or discharge, when due

(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it (or in the case of any such lessee, such lessee or such Real Property Asset), and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person (or in the case of any such lessee, such lessee or such Real Property Asset); provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of the Borrower or such Subsidiary, as applicable, in accordance with GAAP.

SECTION 8.7.  VISITS AND INSPECTIONS.

       Permit, and cause each Subsidiary to permit, representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in continuance, as often as may be reasonably requested, but only during normal business hours, and at the expense of such Lender or the Agent (unless an Event of Default shall be continuing in which case the exercise by the Agent of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Borrower or such Subsidiary to the extent any such right to visit or inspect is within the control of the Borrower or such Subsidiary; (b) inspect and make extracts from their respective relevant books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Borrower and any Subsidiary with its accountants.

SECTION 8.8.  USE OF PROCEEDS.

       Use the proceeds of (a) all Term Loans to refinance an equal amount of Revolving Loans owing under the Existing Credit Agreement as contemplated by
Section 2.1. and (b) all Revolving Loans (i) to finance costs associated development and renovation projects in progress; (ii) to finance the acquisition and development of retail and restaurant Real Property Assets to be leased by the Borrower on a net lease basis, and (iii) for other general working capital purposes; provided, however, the aggregate outstanding principal balance of Revolving Loans used for such other general working capital purposes shall not exceed $50,000,000 at any time. In addition to the foregoing limitations, the Borrower's use of proceeds of Revolving Loans is subject to the limitations of
Section 10.2. The Borrower shall not, and shall not permit any Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

SECTION 8.9.  ENVIRONMENTAL MATTERS.

       Comply, and cause all of its Subsidiaries to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Borrower or any Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging violations of any Environmental Law or requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower or any Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice within 10 days after the receipt thereof by the Borrower or any of the Subsidiaries. The Borrower shall, and shall cause its Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

SECTION 8.10.  BOOKS AND RECORDS.

       Maintain, and cause each of the Subsidiaries to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice in accordance with GAAP.

SECTION 8.11.  REIT STATUS.

       At all times maintain its status as a REIT.

SECTION 8.12.  ERISA EXEMPTIONS.

       Not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

SECTION 8.13.  EXCHANGE LISTING.

       Maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is listed on The NASDAQ Stock Market's National Market.

SECTION 8.14.  ADVISOR.

       Until such time as the Borrower becomes advised internally, the Borrower may only engage Captec Advisors to advise the Borrower with respect to management, investment and financial advisory services.

SECTION 8.15.  FURTHER ASSURANCES.

       And shall cause each of its Subsidiaries to, at the Borrower's cost and expense, upon the request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent and the Lenders such further instruments, documents and certificates, and do and cause to be done such further acts that may be necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

                             ARTICLE IX. INFORMATION

       For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

SECTION 9.1.  QUARTERLY FINANCIAL STATEMENTS.

       As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Borrower, in his or her opinion, to present fairly, in all material respects and in accordance with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

SECTION 9.2.  YEAR-END STATEMENTS.

       As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer of the Borrower, in his or her opinion, to present fairly, in all material respects and in accordance with GAAP, the financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (b) independent certified public accountants of recognized national standing reasonably acceptable to the Requisite Lenders, whose certificate shall be unqualified and in scope and substance reasonably satisfactory to the Requisite Lenders and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement. In addition, the Borrower shall deliver to each Lender at its Lending Office as soon as available and in any event within 45 days after the end of each fiscal year of the Borrower, all of such financial statements referred to in the first sentence of this Section prepared on a preliminary basis and which shall be certified by the chief financial officer of the Borrower, in his or her opinion, to present fairly, in all material respects and in accordance with GAAP, the financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period.

SECTION 9.3.  COMPLIANCE CERTIFICATE.

       At the time the financial statements are furnished pursuant to Sections
9.1. and the preliminary financial statements are furnished pursuant to Section 9.2., a certificate in the form of Exhibit I (a "Compliance Certificate") executed by the chief financial officer of the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Section 10.1., 10.2., 10.3., 10.5.(f) and (g) and 10.,7.(b); and (b) stating that, to the best of his or her knowledge, information and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. In addition to the foregoing, each Compliance Certificate must set forth the principal amount of all Indebtedness of the Borrower and its Subsidiaries, the identity of the holders of such Indebtedness, the interest rate, maturity date, repayment schedule and other primary terms of such Indebtedness, whether such Indebtedness is secured and if so a description of the collateral including its location, cost of acquisition and the lease terms of any lease of such collateral.

SECTION 9.4.  OTHER INFORMATION.

       (a) not later than 90 days prior to the last day of each fiscal year of the Borrower, pro forma projected consolidated financial statements for the Borrower and its Subsidiaries reflecting the forecasted financial condition and results of operations of the Borrower and its Subsidiaries on a quarterly basis for the next succeeding year and on an annual basis for the two succeeding fiscal years thereafter, accompanied by calculations establishing whether or not the Borrower would be in compliance on a pro forma basis with the covenants contained in Section 10.1., in each case in form and detail reasonably acceptable to the Requisite Lenders;

       (b) within 45 days after the end of each fiscal quarter of the Borrower, a Collateral Pool Certificate setting forth the information to be contained therein as of the last day of such fiscal quarter;

       (c) within 45 days after the end of each fiscal quarter of the Borrower, calculations of the Borrower's taxable income for such quarter;

       (d) promptly upon request by the Agent, evidence reasonably satisfactory to the Agent that the Borrower continues to qualify as a REIT;

       (e) within 30 days of the end of each calendar month, an agings report on all lease payments in form and detail reasonably satisfactory to the Agent;

       (f) within 5 days after the end of each calendar month, a report detailing the Borrower's efforts regarding the leasing, retenanting and selling of (i) the Boston Chicken

Properties; (ii) all developed Real Property Assets that are vacant and (iii) all other Real Property Assets of which the franchisor or licensor of a Concept applicable to, or the tenant under the lease of, such Real Property Asset is the subject of a Bankruptcy Proceeding;

       (g) within 60 days after the end of each fiscal quarter of the Borrower, an operating summary of all Boston Chicken Properties that are open setting forth, on a store by store basis, all sales and expense figures and a rent coverage calculation, for the immediately preceding fiscal quarter;

       (h) promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants including, without limitation, any management report;

       (i) within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

       (j) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower or any Subsidiary;

       (k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

       (l) within 45 days after the end of each fiscal quarter of the Borrower, an updated Part I of Schedule 7.1.(f), certified by the chief financial officer of the Borrower as true, correct and complete as of the date such updated schedules are delivered;

       (m) to the extent the Borrower or any Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower or any of its Subsidiaries are being audited;

       (n) a copy of any amendment to the articles or certificate of incorporation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any Subsidiary within 5 Business Days of the effectiveness thereof;

       (o) prompt notice of (i) any change in the senior management of the Borrower or any Subsidiary and (ii) any change in the business, properties, condition (financial or otherwise), results of operations or performance of the Borrower or any Subsidiary which has had or could reasonably be expected to have Material Adverse Effect;

       (p) prompt notice of the occurrence of (i) any Default or Event of Default; (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower or any Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound; or (iii) any default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, with respect to any Indebtedness having an aggregate outstanding principal amount of $2,500,000 or more;

       (q) prompt notice of any order, judgment or decree in excess of $250,000 having been entered against the Borrower or any Subsidiary or any of their respective properties or assets;

       (r) prompt notice of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof;

       (s) the proposed sale, transfer or other disposition of any material assets of the Borrower or any Subsidiary to any other Subsidiary, Affiliate or other Person;

       (t) prompt notice of any strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower or any Subsidiary;

       (u) promptly upon entering into any Material Contract after the Agreement Date, a copy to the Agent of such Material Contract;

       (v) Not later than 30 days following the adoption thereof, any business plan adopted by the Borrower for itself and its Subsidiaries; and

       (w) from time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, properties, condition (financial or otherwise), results of operations or performance of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request.

                          ARTICLE X. NEGATIVE COVENANTS

       For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., the Borrower shall not, directly or indirectly:

SECTION 10.1.  FINANCIAL COVENANTS.

       Permit:

       (a) Ratio of EBITDA to Total Debt Service. The ratio of (i) EBITDA for any period of two consecutive fiscal quarters ending during the term of this Agreement to (ii) Total Debt Service for such period, to be less than or equal to 2.25 to 1.00 at the end of such period.

       (b) Ratio of Adjusted EBITDA to Fixed Charges. The ratio of (i) Adjusted EBITDA for any period of two consecutive fiscal quarters ending during the term of this Agreement to (ii) Fixed Charges for such period, to be less than or equal to 1.75 to 1.00 at the end of such period.

       (c) Ratio of Total Liabilities to Gross Asset Value. The ratio of (i) Total Liabilities as of the end of any fiscal quarter ending during the term of this Agreement to (ii) Gross Asset Value as of the end of such fiscal quarter, to be greater than or equal to (x) 0.60 to 1.00 at the end of any fiscal quarter ending on or before June 30, 2000 and (y) 0.55 to 1.00 at the and of any fiscal quarter ending after such date.

       (d) Tangible Net Worth. Tangible Net Worth as of the end of any fiscal quarter ending during the term of this Agreement to be less than (i) $125,000,000 plus (ii) 85% of the Net Proceeds of all Equity Issuances effected by the Borrower or any of its Subsidiaries at any time after February 26, 1998.

       (e) Ratio of Floating Rate Debt to Total Indebtedness. The ratio of (i) all Floating Rate Debt of the Borrower and its Subsidiaries determined on a consolidated basis to (ii) all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, to exceed 0.350 to 1.00 at any time.

       (f) Ratio of Net Lease Revenues from Collateral Pool Properties to Pro-Forma Credit Agreement Debt Service. The ratio of (i) the aggregate amount of Net Lease Revenues for all Collateral Pool Properties for any fiscal quarter ending during the term of this Agreement times 4 to (ii) Pro-Forma Credit Agreement Debt Service determined as of the end of such fiscal quarter, to be less than or equal to 2.0 to 1.0.

       (g) Ratio of Collateral Pool Value to Outstanding Loans. The ratio of (i) the aggregate principal balance of Loans outstanding at any time to (ii) the Collateral Pool Value at such time, to be greater than or equal to (x) 0.60 to
1.0 at any time prior to June 30, 2000 and (ii) 0.55 to 1.00 at any time on and after such date.

       (h) Concept Concentration. More than 7.5% of the total revenues of the Borrower and its Subsidiaries determined on a consolidated basis for any fiscal quarter to be attributable to any one Concept.

       (i) Lessee Concentration. More than 10% of the total revenues of the Borrower and its Subsidiaries determined on a consolidated basis for any fiscal quarter ending during the term of this Agreement to be attributable to any one tenant (or group of affiliated tenants). Notwithstanding the foregoing, the percentage of such total revenues attributable to S&A Properties, Inc. and its affiliates may exceed 10% but cannot exceed 12.5% for any fiscal quarter.

       (j) Asset Concentration. More than 3% of the total revenues of the Borrower and its Subsidiaries determined on a consolidated basis for any fiscal quarter to be attributable to any one Real Property Asset. For purposes of this subsection only, the Real Property Asset commonly known as "Solano Mall," which is leased to two tenants, Best Buy Co. and Edwards Brothers Theatres, shall be deemed to be two separate Real Property Assets, one leased to Best Buy Co. and the other leased to Edwards Brothers Theatres.

For purposes of calculating total revenues for the immediately preceding subsections (h) through (j), the entire pro forma amount of revenues from any Real Property Asset acquired (disposed of) during a given fiscal quarter, as if such Real Property Asset were acquired (disposed of) on first day of such fiscal quarter and the applicable lease term commenced (ended) on the first day of such fiscal quarter, shall be included in (excluded from) such amount of total revenues.

SECTION 10.2.  DEVELOPMENT/ACQUISITION LIMITATIONS.

       The Borrower shall not, and shall not permit any Subsidiary to, commence the development or renovation of any Real Property Asset unless the Borrower or such Subsidiary has entered into a binding lease agreement with a Person to lease such Real Property Asset to such Person. Further, the Borrower shall not permit the fully built out cost of Real Property Assets under development or renovation at any time to exceed 15% of the sum of (a) the total assets of the Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP plus (b) the estimated total remaining costs to complete all such development and renovation. In addition, the Borrower shall not, and shall not permit any Subsidiary to, commence the development or renovation of any Real Property Asset, or commit to acquire any additional Real Property Asset, unless the Borrower has provided the Agent with evidence satisfactory to the Agent that (x) the aggregate amount of all costs and other obligations reasonably anticipated to be incurred by the Borrower and its Subsidiaries in respect of such development, renovation or acquisition, together with the aggregate amount of all costs and other obligations reasonably anticipated to be incurred by the Borrower and its Subsidiaries in respect of all on-going development and renovation projects and all other commitments in respect of acquisitions of additional Real Property Asset, does not exceed (y) the sum of
(i) the aggregate
amount of Revolving Loans which could then be borrowed hereunder and (ii) the aggregate amount of loans which could then be borrowed by the Borrower under all closed and fully documented construction loan facilities (assuming the customary completion and inspection conditions to each draw under such construction loan facilities have been met) extended to the Borrower by Persons other than Affiliates.

SECTION 10.3.  INDEBTEDNESS.

       Create, incur, assume, or permit or suffer to exist, or permit any Subsidiary to create, incur, assume, or permit or suffer to exist, any Indebtedness other than the following:

       (a) the Obligations;

       (b) Indebtedness in existence as of the Agreement Date and described on
Schedule 7.1.(g);

       (c) intercompany Indebtedness owing by the Borrower to any of its Subsidiaries; provided, however, that the obligations of the Borrower shall: (i) be subordinated to the Obligations on terms acceptable to the Requisite Lenders in their sole discretion; (ii) be evidenced by promissory notes, which shall have been pledged to the Agent, for the benefit of the Lenders, as security for the Obligations; and (iii) have such other terms and provisions as the Agent may reasonably require;

       (d) Indebtedness arising as a result of Contingent Obligations permitted under Section 10.4.;

       (e) other Indebtedness incurred after the Agreement Date which Indebtedness either (x) has been assigned an Investment Grade Rating by both Rating Agencies or (y) is Non-Recourse Indebtedness, so long as immediately prior to the incurring thereof, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.;

       (f) other Indebtedness that is not Non-Recourse Indebtedness in an aggregate outstanding principal amount not to exceed $10,000,000 at any time (but in any event excluding Indebtedness of any Unconsolidated Affiliate (or any partnership of which the Borrower or any Subsidiary is the general partner) that is guaranteed by, or is otherwise recourse, to the Borrower or any Subsidiary); and

       (g) Indebtedness resulting from any guaranty of other Indebtedness of the Borrower or any Subsidiary which other Indebtedness is permitted to be incurred pursuant to this Section.

SECTION 10.4.  CONTINGENT OBLIGATIONS.

       Become or remain liable, or permit any Subsidiary to become or remain liable, on or under any Contingent Obligation other than the following:

       (a) Contingent Obligations in existence as of the Agreement Date and set forth in Schedule 10.4.;

       (b) Contingent Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

       (c) Contingent Obligations under Interest Rate Agreements entered into by the Borrower in connection with the incurrence of any Indebtedness permitted under Section 10.3. and which were not entered into for speculative purposes;

       (d) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations; and

       (e) Contingent Obligations resulting from guaranties of Indebtedness to the extent permitted Section 10.3.(g).

SECTION 10.5.  INVESTMENTS.

       Acquire, make or purchase, or permit any Subsidiary to acquire, make or purchase, after the Agreement Date, any Investment, or permit any Investment of the Borrower or any Subsidiary to be outstanding on and after the Agreement Date, other than the following:

       (a) Investments in Subsidiaries in existence on the Agreement Date and disclosed on Schedule 7.1.(b);

       (b) Investments in Cash Equivalents;

       (c) intercompany Indebtedness owing by the Borrower to any of its Subsidiaries provided that such Indebtedness is permitted by the terms of
Section 10.3.;

       (d) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;

       (e) Investments to acquire equity interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary so long as (i) immediately prior to such acquisition or Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence and
(ii) such acquisition or Investment could not reasonably be expected to have a Material Adverse Effect;

       (f) Investments in Unconsolidated Affiliates (with the amount of any such Investment being determined on an equity basis of accounting), including any such Investments disclosed on Schedule 7.1.(b), not to exceed 10% of the total assets of the Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP; and

       (g) Investments in the form of loans to other Persons (excluding Subsidiaries) in an aggregate outstanding principal balance not to exceed at any time an amount equal to 5% of the total assets of the Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

All of the Investments of the types described in the immediately preceding subsections (f) and (g) held by the Borrower as of the Agreement Date are described in Parts I and II, respectively, of Schedule 10.5.

SECTION 10.6.  LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

       (a) Create, assume, or incur, or permit any Subsidiary to create, assume, or incur, any Lien (other than Permitted Liens) upon (i) any Collateral Pool Property or (ii) any of its other properties, assets, income or profits of any character whether now owned or hereafter acquired if, in the case of this clause
(ii) only, immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.;

       (b) Enter into, assume or otherwise be bound by, or permit any Subsidiary to enter into, assume or otherwise be bound by, any agreement (other than any Loan Document) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; or

       (c) Except as may be contained in any Loan Document, create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary;
(iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary.

SECTION 10.7.  RESTRICTED PAYMENTS.

       Declare or make, or permit any Subsidiary to declare or make, any Restricted Payment; provided, however, that (a) Subsidiaries may pay Restricted Payments to the extent permitted to do so under Section 10.13.; (b) the Borrower may declare or make cash distributions to its shareholders during any period of four consecutive fiscal quarters in an aggregate amount not to exceed 100% of Cash Available for Distribution for such four fiscal quarter period and (c) subject to the following sentence, if a Default or Event of Default shall have occurred and be continuing, the Borrower may declare or make cash distributions to its shareholders during any period of four consecutive fiscal quarters in an aggregate amount not to exceed the lesser of (i) 100% of Cash Available for Distribution for such four fiscal quarter period and (ii) the minimum amount necessary for the Borrower to remain in compliance with Section 8.11. Notwithstanding the foregoing, if a Default or Event of Default specified in
Section 11.1.(a), Section 11.1.(b),

Section 11.1.(f) or Section 11.1.(g) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 11.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments whatsoever.

SECTION 10.8.  MERGER, CONSOLIDATION, SALES OF ASSETS AND OTHER ARRANGEMENTS.

       (a) Enter into, or permit any Subsidiary to enter into, any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired or permit any Subsidiary to do any of the foregoing; provided, however, that:

              (i) Subsidiaries of the Borrower may merge or consolidate with the Borrower or any Wholly Owned Subsidiary;

              (ii) a Subsidiary may sell, transfer or dispose of its assets to the Borrower or any Wholly Owned Subsidiary;

              (iii) a Wholly Owned Subsidiary may liquidate provided that immediately prior to such liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

              (iv) So long as immediately prior to any of the following transactions, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of Section 10.9., a Subsidiary that is not a Guarantor may:

                     (x) merge with and into another Person; and

                     (y) convey, sell, lease, sublease, transfer or otherwise
              dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its respective Subsidiaries that is not a Guarantor;

Further, neither the Borrower nor any Subsidiary shall enter into any sale-leaseback transactions or other transaction by which the Borrower or a Subsidiary shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

SECTION 10.9.  DISPOSITIONS OF ASSETS.

       Except as otherwise permitted in Section 10.8., sell, lease, transfer or otherwise dispose of, and shall not permit any Subsidiary to sell, lease, transfer or otherwise dispose of, assets

(including without limitation capital stock or similar ownership interests transferred by way of merger or other consolidation) of the Borrower or any Subsidiary during any fiscal year which have an aggregate book value in excess of twenty-five percent (25%) of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis as of the end of the immediately preceding fiscal year.

SECTION 10.10.  FISCAL YEAR.

       Change its fiscal year from that in effect as of the Agreement Date.

SECTION 10.11.  MODIFICATIONS TO MATERIAL CONTRACTS.

       Enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect or default in the performance of any obligations of the Borrower or any Subsidiary under any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity.

SECTION 10.12.  TRANSACTIONS WITH AFFILIATES.

       Permit to exist or enter into, and will not permit any Subsidiary to permit to exist or enter into, any transaction with any Affiliate except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary and upon fair and reasonable terms which are fully disclosed to the Agent and the Lenders and are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate and (b) the transactions described in Schedule 10.12. Notwithstanding any other provision of this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investment in, or make any loan, advance funds or otherwise transfer any assets to, Captec Advisors, Captec Financial Group, Inc. or any other Affiliate of the Borrower other than payments of amounts owing by the Borrower to Captec Advisors under the existing management agreement between the Borrower and Captec Advisors.

SECTION 10.13.  DISTRIBUTIONS OF INCOME TO THE BORROWER.

       The Borrower shall cause all of its Subsidiaries to distribute promptly to the Borrower (but not less frequently than once each fiscal quarter of the Borrower, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its applicable portion of Total Debt Service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

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                               ARTICLE XI. DEFAULT

SECTION 11.1.  EVENTS OF DEFAULT.

       Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

       (a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

       (b) Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any other Obligations owing by the Borrower under this Agreement or any other Loan Document and such failure shall continue for a period of 5 Business Days after the earlier of (i) the date upon which the Borrower obtains knowledge of such failure or (ii) the date upon which the Borrower has received written notice of such failure from the Agent.

       (c) Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed contained in Article X. or (ii) the Borrower or any Subsidiary shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document (other than any Security Deed) to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which the Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.

       (d) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary under this Agreement or under any other Loan Document (other than any Security Deed), or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any Subsidiary to the Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

       (e) Indebtedness Cross-Default.

              (i) The Borrower or any Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of $5,000,000 or more ("Material Indebtedness"); or

              (ii) the maturity of any Material Indebtedness shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or



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

              (iii) any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or both, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity.

       (f) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or
(vii) take any corporate or similar action for the purpose of effecting any of the foregoing.

       (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Subsidiary, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower or such Subsidiary (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

       (h) Challenge of Loan Documents. The Borrower or any Subsidiary shall disavow, revoke or terminate or attempt to do any of the foregoing with respect to any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

       (i) Judgment. A judgment or order for the payment of money shall be entered against the Borrower or any Subsidiary by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against the Borrower and the Subsidiaries, $1,000,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue for a period of 45 days without being stayed or dismissed through appropriate appellate proceedings.



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

       (j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower or any Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes, $1,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 45 days.

       (k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000.

       (l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents (other than any Security Deed).

       (m) Change of Control/Change in Management.

              (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than Patrick L. Beach, W. Ross Martin, H. Reid Sherard, any member of any such individual's immediate family or any trust for the benefit of such individual's family members of which such individual owns the majority legal, beneficial or controlling interest) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting stock of the Borrower;

              (ii) During any twelve-month period (commencing both before and after the Agreement Date), a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (x) who were members of such Board of Directors on the first date of such period, (y) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (z) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of such Board of Directors;

              (iii) If any two of Patrick L. Beach, W. Ross Martin and H. Reid Sherard shall cease for any reason (including death or disability) to occupy the positions of Chief Executive Officer of the Borrower and Chief Financial Officer of the Borrower and Senior Vice President - Sales and Marketing (or other more senior officer) of Captec Financial Group, Inc., respectively and (b) such individuals have not been replaced with other individuals reasonably acceptable to the Requisite Lenders within 120 days.

SECTION 11.2.  REMEDIES UPON EVENT OF DEFAULT.

       Upon the occurrence and during the continuance of an Event of Default the following provisions shall apply:

       (a) Acceleration; Termination of Facilities.

              (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1.(f) or 11.1.(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Commitments and the obligation of the Lenders to make Loans hereunder shall immediately and automatically terminate.

              (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent may, and at the direction of the Requisite Lenders shall: (I) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

       (b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

       (c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

       (d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

SECTION 11.3.  REMEDIES UPON DEFAULT.

       Upon the occurrence of a Default specified in Sections 11.1.(f) or 11.1.(g), the Commitments shall immediately and automatically terminate.

SECTION 11.4.  ALLOCATION OF PROCEEDS.

       Except as otherwise specifically provided in this Agreement, (a) all proceeds from each sale or other disposition of, or other realization upon, all or any part of the Collateral required to be paid to the Agent or the Lenders, and (b) if an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

              (a) amounts due to the Agent and the Lenders in respect of Fees and expenses due under Section 13.2.;

              (b) payments of interest on Loans, to be applied for the ratable benefit of the Lenders;

              (c) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

              (d) amounts due to the Agent and the Lenders pursuant to Sections
       12.7. and 13.9.;

              (e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders

              (f) amounts due Lenders in respect of Swap Obligations, to be applied for the ratable benefit of such Lenders;

              (g) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

SECTION 11.5.  PERFORMANCE BY AGENT.

       If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, upon notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein; provided, however, the Agent's failure to give any such notice shall not effect the validity of any action taken by the Agent. In such event, the Borrower

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shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

SECTION 11.6.  RIGHTS CUMULATIVE.

       The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

SECTION 11.7.  RECISSION OF ACCELERATION BY REQUISITE LENDERS.

       If at any time after acceleration of the maturity of the Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall be remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

                             ARTICLE XII. THE AGENT

SECTION 12.1.  AUTHORIZATION AND ACTION.

       Each Lender hereby appoints and authorizes the Agent to take such action as agent on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms and thereof, together with such powers as are reasonably incidental thereto. The relationship between the Agent and the Lenders shall be that of principal and agent only and nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant

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to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any Subsidiary or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy.

SECTION 12.2.  AGENT'S RELIANCE, ETC.

       Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any Subsidiary), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such Collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

SECTION 12.3.  NOTICE OF DEFAULTS.

       The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

SECTION 12.4.  FIRST UNION AS LENDER.

       First Union, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include First Union in each case in its individual capacity. First Union and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any Subsidiary or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

SECTION 12.5.  APPROVALS OF LENDERS.

       All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser period as may be required under the Loan Documents for the Agent to respond). Unless a Lender shall give written notice to the Agent that it objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

SECTION 12.6.  LENDER CREDIT DECISION, ETC.

       Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any Subsidiary or other Person to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any Subsidiary or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

SECTION 12.7.  INDEMNIFICATION OF AGENT.

       Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as "Agent" but not as a "Lender") in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent's gross negligence or willful misconduct, or if the Agent fails to follow the written direction of the Requisite Lenders unless such failure is pursuant to the advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan

Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws, to the extent that the Agent is not reimbursed for such expenses by the Borrower. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 12.8.  COLLATERAL MATTERS.

       (a) The Agent is authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

       (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as required or permitted by Section 4.2. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section or any other applicable provision of any of the Loan Documents.

       (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement and upon at least 5 Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by all of the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to personal liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Loan Party in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

       (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent's gross negligence or willful misconduct.

SECTION 12.9.  SUCCESSOR AGENT.

       The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In the event of a material breach of its duties hereunder, the Agent may be removed as Agent under the Loan Documents at any time by the Requisite Lenders upon 30-day's prior notice. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender as a successor Agent). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Requisite Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article XII. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                           ARTICLE XIII. MISCELLANEOUS

SECTION 13.1.  NOTICES.

       Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:



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           If to the Borrower:

                     Captec Net Lease Realty, Inc.
                     24 Frank Lloyd Wright Drive
                     Ann Arbor, Michigan  48106
                     Attention:  W. Ross Martin
                     Telecopy Number:     (734) 994-1376
                     Telephone Number:    (734) 994-5505

           If to the Agent:

                     First Union Capital Markets Group
                     One First Union Center, DC-6
                     Charlotte, North Carolina  28288-0166
                     Attention:  Daniel J. Sullivan
                     Telecopy Number:     (704) 383-6205
                     Telephone Number:    (704) 383-6441

           If to a Lender:

                     To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

SECTION 13.2.  EXPENSES.

       The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including without limitation, reasonable due diligence expenses, travel expenses relating to closing and all costs and expenses of the Agent in connection with the review of Real Property Assets for inclusion in calculations of the Collateral Pool Value and the Agent's other activities under Section 4.1., including the reasonable fees and disbursements of counsel to the Agent), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights

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under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

SECTION 13.3.  SETOFF.

       Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to receipt of the Agent's prior written consent, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of such the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by
Section 11.2., and although such obligations shall be contingent or unmatured.

SECTION 13.4.  WAIVER OF JURY TRIAL; ARBITRATION.

       (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

       (b) EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT IN NORTH CAROLINA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN CHARLOTTE, NORTH CAROLINA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

       (c) UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING, ANY CLAIM OR CONTROVERSY ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS ("DISPUTES") BETWEEN OR AMONG ANY SUCH PARTIES SHALL BE RESOLVED BY BINDING ARBITRATION CONDUCTED UNDER AND GOVERNED BY THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") AND THE FEDERAL ARBITRATION ACT. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, CLAIMS BROUGHT AS CLASS ACTIONS, AND CLAIMS ARISING FROM LOAN DOCUMENTS EXECUTED IN THE FUTURE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO INTEREST RATE AGREEMENTS TO WHICH ANY LENDER IS A PARTY. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN CHARLOTTE, NORTH CAROLINA. A HEARING SHALL BEGIN WITHIN 90 DAYS OF DEMAND FOR ARBITRATION AND ALL HEARINGS SHALL CONCLUDED WITHIN 120 DAYS OF DEMAND FOR ARBITRATION. THESE TIME LIMITATIONS MAY NOT BE EXTENDED UNLESS A PARTY SHOWS CAUSE FOR EXTENSION AND THEN NO MORE THAN A TOTAL EXTENSION OF 60 DAYS. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET. SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN $1,000,000. ARBITRATORS SHALL BE LICENSED ATTORNEYS SELECTED FROM THE COMMERCIAL FINANCIAL DISPUTE ARBITRATION PANEL OF THE AAA. THE PARTIES DO NOT WAIVE ANY APPLICABLE LAWS EXCEPT AS PROVIDED HEREIN. NOTWITHSTANDING THE

PRECEDING BINDING ARBITRATION PROVISIONS, THE PARTIES AGREE TO PRESERVE, WITHOUT DIMINUTION, THE FOLLOWING REMEDIES THAT THE AGENT OR THE LENDERS MAY EXERCISE BEFORE OR AFTER AN ARBITRATION PROCEEDING IS BROUGHT. SUBJECT TO THE OTHER TERMS HEREOF, THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF-HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (I) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE OR UNDER APPLICABLE LAW BY JUDICIAL FORECLOSURE INCLUDING A PROCEEDING TO CONFIRM THE SALE; (II) ALL RIGHTS OF SELF-HELP INCLUDING PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY; (III) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, APPOINTMENT OF RECEIVER AND FILING AN INVOLUNTARY BANKRUPTCY PROCEEDING; AND (IV) WHEN APPLICABLE, A JUDGMENT BY CONFESSION OF JUDGMENT. ANY CLAIM OR CONTROVERSY WITH REGARD TO PARTIES ENTITLEMENT TO SUCH REMEDIES IS A DISPUTE. THE PARTIES HERETO ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

       (d) THE PROVISION OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

SECTION 13.5.  SUCCESSORS AND ASSIGNS.

       (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

       (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

       (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) any such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $5,000,000 and (iii) after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be at least $5,000,000. Except as otherwise provided in Section 13.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

       (d) Any Lender may with the prior written consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower (which consent, in each case, shall not be unreasonably withheld) assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender; (ii) any partial assignment shall be in an amount at least equal to $5,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $5,000,000; (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement and (iv) if, after giving effect to an assignment by the Lender who is also the Agent, the amount of such Lender's Commitment would be less than or equal to $25,000,000, such Lender shall offer to resign as Agent. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000.

       (e) The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

       (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

       (g) A Lender may furnish any information concerning the Borrower or any Subsidiary in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 13.8.

       (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any Subsidiary or any of their respective Affiliates.

       (i) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws United States of America or of any other jurisdiction.

SECTION 13.6.  AMENDMENTS.

       Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan

Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of all of the Lenders), do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, interest on, or Fees with respect to, any Loans or any other Obligations;
(v) change the Commitment Percentages; (vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section; (vii) release any Guarantor from its obligations under the Guaranty (except as permitted by the last sentence of Section 4.2.); (viii) release any of the Collateral; and
(ix) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof. In addition, the definitions of Maximum Loan Availability and Collateral Pool Value (and the definitions used in either such definition and the percentages and rates used in the calculation thereof) may not be amended without the written consent of all of the Lenders and the Borrower. Also, the terms of Sections 10.1.(a), (c), (f) and (g) may not be amended or otherwise modified, and the Borrower's compliance therewith may not be waived, without the written consent of all of the Lenders. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

SECTION 13.7.  NONLIABILITY OF AGENT AND LENDERS.

       The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower or any Subsidiary. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

SECTION 13.8.  CONFIDENTIALITY.

       Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents.

SECTION 13.9.  INDEMNIFICATION.

       (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause the immediately preceding clause (i) or (viii) to the extent the same have been found in a final non-appealable judgment by a court of competent jurisdiction to constitute gross negligence or willful misconduct.

       (b) The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

       (c) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

       (d) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

       (e) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

SECTION 13.10.  TERMINATION; SURVIVAL.

       At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 12.7., 13.2. and 13.9. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 13.4., shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

SECTION 13.11.  SEVERABILITY OF PROVISIONS.

       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.12.  GOVERNING LAW.

       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 13.13.  COUNTERPARTS.

       This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

SECTION 13.14.  LIMITATION OF LIABILITY.

       To the maximum extent permitted by Applicable Law, neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

SECTION 13.15.  ENTIRE AGREEMENT.

       This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

SECTION 13.16.  CONSTRUCTION.

       The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.

SECTION 13.17.  NO NOVATION; EFFECT OF AMENDMENT AND RESTATEMENT.

       THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT). THE PARTIES AGREE THAT (A) ALL OF THE LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT) CONSTITUTE AND SHALL BE DEEMED TO BE LOAN DOCUMENTS (AS DEFINED IN THIS AGREEMENT); (B) ALL SUCH LOAN DOCUMENTS REMAIN IN FULL FORCE AND EFFECT AND (C) ANY REFERENCE TO THE EXISTING CREDIT AGREEMENT IN ANY SUCH LOAN DOCUMENTS SHALL BE DEEMED TO BE A REFERENCE TO THIS AGREEMENT.

SECTION 13.18.  RELEASE.

       The Borrower hereby forever releases and forever discharges each of the Agent and the Lenders and their respective predecessors, successors and assigns and all past and present shareholders, directors, officers, agents, investors, affiliates, subsidiaries, attorneys and accountants (collectively, the "Released Parties") from any and all claims or causes of action the Borrower has or may have against any Released Party arising out of or in connection with the Existing Credit Agreement, any of the Loan Documents (as defined in the Existing Credit Agreement) or any other document, instrument or agreement relating thereto (collectively, "Released Claims"). Furthermore, the Borrower hereby covenants and agrees not to bring, commence, prosecute, maintain, or cause or permit to be brought, commenced, prosecuted or maintained, any suit or action, either at law or in equity, in any court or before any other administrative or judicial authority, against any Released Party regarding any Released Claim.

                         [Signatures on Following Pages]

       IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                   BORROWER:

                                   CAPTEC NET LEASE REALTY, INC.

                                   By: /s/ W. ROSS MARTIN
                                      ---------------------------
                                      Name: W. Ross Martin
                                           ----------------------
                                      Title:  Sr. Vice President
                                            ---------------------





                       [Signatures Continued on Next Page]

   [Signature Page to Second Amended and Restated Credit Agreement dated as of
              DECEMBER 1, 1998 with CAPTEC NET LEASE REALTY, INC.]

                      FIRST UNION NATIONAL BANK, as Agent and
                       as a Lender

                      By: /s/ DANIEL J. SULLIVAN
                         ----------------------------------
                      Name: Daniel J. Sullivan
                           --------------------------------
                      Title:   Director
                            -------------------------------

                      REVOLVING COMMITMENT AMOUNT:

                      $42,000,000

                      TERM LOAN COMMITMENT:

                      $28,000,000

                      LENDING OFFICE (all Types of Loans):

                      First Union National Bank
                      One First Union Center
                      Charlotte, North Carolina  28288-0166
                      Attn:  Daniel J. Sullivan
                      Telecopier:    (704) 383-6205
                      Telephone:     (704) 383-6441




                       [Signatures Continued on Next Page]

      [Signature Page to Amended and Restated Credit Agreement dated as of
              DECEMBER 1, 1998 with CAPTEC NET LEASE REALTY, INC.]

                           MICHIGAN NATIONAL BANK

                           By: /s/ MARK S. ABEN
                              ---------------------------------
                           Name:  Mark S. Aben
                                -------------------------------
                           Title:   Sr. R.M.
                                 ------------------------------

                           REVOLVING COMMITMENT AMOUNT:

                           $9,000,000

                           TERM LOAN COMMITMENT:

                           $6,000,000

                           LENDING OFFICE (all Types of Loans):

                           Michigan National Bank
                           201 South Main Street
                           Ann Arbor, Michigan 48104
                           Attn:  Mark S. Aben
                           Telecopier:    (734) 747-7637
                           Telephone:     (734) 747-7623




                       [Signatures Continued on Next Page]

      [Signature Page to Amended and Restated Credit Agreement dated as of
              DECEMBER 1, 1998 with CAPTEC NET LEASE REALTY, INC.]

                           BANKBOSTON, N.A.

                           By: /s/ CHRISTOPHER M. HOLTZ
                              -------------------------------
                              Name: Christopher M. Holtz
                                   --------------------------
                              Title: Vice President
                                    -------------------------

                           REVOLVING COMMITMENT AMOUNT:

                           $9,000,000

                           TERM LOAN COMMITMENT:

                           $6,000,000

                           LENDING OFFICE (all Types of Loans):

                           BankBoston, N.A.
                           100 Federal Street, Mail Stop 01-09-04
                           Boston, Massachusetts 02100
                           Attn: Patricia M. Griffiths
                           Telecopier: (617) 434-0630
                           Telephone:  (617) 434-3431

                           ADDRESS FOR NOTICES:

                           BankBoston, N.A.
                           100 Federal Street, Mail Stop 01-09-04
                           Boston, Massachusetts 02100
                           Attn:  Thomas P. Tansi
                           Telecopier: (617) 434-0630
                           Telephone:  (617) 434-5516



                       [Signatures Continued on Next Page]

      [Signature Page to Amended and Restated Credit Agreement dated as of
              DECEMBER 1, 1998 with CAPTEC NET LEASE REALTY, INC.]

                         FIRST AMERICAN BANK TEXAS, SSB

                         By: /s/ AMY HAWS
                            -------------------------------
                            Name:  Amy Haws
                                 --------------------------
                            Title: Assistant Vice President
                                  -------------------------

                         REVOLVING COMMITMENT AMOUNT:

                         $8,571,429

                         TERM LOAN COMMITMENT:

                         $5,714,286

                         LENDING OFFICE (all Types of Loans):

                         First American Bank Texas, SSB
                         14561 Dallas Parkway, Suite 400
                         Dallas, Texas 75240
                         Attn: Sherry C. McInturf
                         Telecopier:  (972) 419-3308
                         Telephone:   (972) 419-3369

                         ADDRESS FOR NOTICES:

                         First American Bank Texas, SSB
                         14561 Dallas Parkway, Suite 400
                         Dallas, Texas 75240
                         Attn: Amy S. Haws
                         Telecopier:  (972) 419-3308
                         Telephone:   (972) 419-3342



                       [Signatures Continued on Next Page]

      [Signature Page to Amended and Restated Credit Agreement dated as of
              DECEMBER 1, 1998 with CAPTEC NET LEASE REALTY, INC.]

                           AMSOUTH BANK

                           By: /s/ KATHERINE MCDAVID
                              -----------------------------
                              Name: Katherine McDavid
                                   ------------------------
                              Title: AVP
                                    -----------------------

                           REVOLVING COMMITMENT AMOUNT:

                           $6,428,571

                           TERM LOAN COMMITMENT:

                           $4,285,714

                           LENDING OFFICE (all Types of Loans):

                           AmSouth Bank
                           1900 Fifth Avenue, North, 9th Floor
                           Commercial Real Estate
                           Birmingham, Alabama 35203
                           Attn:  Gina Booth
                           Telecopier:   (205) 326-4075
                           Telephone:    (205) 801-0239

                           ADDRESS FOR NOTICES:

                           AmSouth Bank
                           1900 Fifth Avenue, North, 9th Floor
                           Commercial Real Estate
                           Birmingham, Alabama 35203
                           Attn:  Katherine McDavid
                           Telecopier:   (205) 326-4075
                           Telephone:    (205) 326-4783